AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                                ENGLE HOMES, INC.
             (Exact name of Registrant as Specified in its Charter)

                                 ---------------

               FLORIDA                                  1521                                      59-2214791
    (State or Other Jurisdiction            (Primary Standard Industrial                       (I.R.S. Employer
  of Incorporation or Organization)          Classification Code Number)                      Identification No.)

                              123 N.W. 13TH STREET
                            BOCA RATON, FLORIDA 33432
                                 (561) 391-4012
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 ---------------

                                                                                   COPY TO:
                      DAVID SHAPIRO                                         KENNETH S. GERSH, ESQ.
                    ENGLE HOMES, INC.                                  GREENBERG TRAURIG HOFFMAN LIPOFF
                   123 N.W. 13TH STREET                                      ROSEN & QUENTEL, P.A.
                BOCA RATON, FLORIDA 33432                                    1221 BRICKELL AVENUE
                      (561) 391-4012                                         MIAMI, FLORIDA 33131
(Name, address, including zip code, and telephone number,                       (305) 579-0500
        including area code, of agent for service)                          TELECOPY (305) 579-0717

                    SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                       PROPOSED MAXIMUM
                                                                      AGGREGATE OFFERING
                       TITLE OF EACH CLASS                                 PRICE(1)          AMOUNT OF REGISTRATION
                 OF SECURITIES TO BE REGISTERED                                                        FEE
---------------------------------------------------------------------------------------------------------------------
9 1/4% Series C Senior Notes due 2008............................           $150,000,000                $44,250
Guarantees of 9 1/4% Series C Senior Notes due 2008..............                --                     -- (2)
   Total......................................................              $150,000,000                $44,250
=====================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                                           ADDRESS, INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
                                              STATE OR OTHER                               NUMBER, INCLUDING AREA
                                              JURISDICTION OF       I.R.S. EMPLOYER         CODE OF REGISTRANT'S
                   NAME                        INCORPORATION       IDENTIFICATION NO.    PRINCIPAL EXECUTIVE OFFICE
                   ----                        -------------       ------------------    --------------------------

Banyan Trails, Inc.                               Florida              65-0775403           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Biltmore South Corp.                              Florida              59-1954786           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Arizona, Inc.                         Florida              65-0482568           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Atlanta, Inc.                         Florida              65-0357420           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Broward, Inc.                         Florida              65-0389397           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Colorado, Inc.                        Florida              65-0496809           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Gulf Coast, Inc.                      Florida              65-0429651           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Jacksonville, Inc.                    Florida              65-0839876           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Lake Bernadette, Inc.                 Florida              59-3288055           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/North Carolina, Inc.                  Florida              65-0482564           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Orlando, Inc.                         Florida              65-0326491           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Palm Beach, Inc.                      Florida              65-0388379           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Pembroke, Inc.                        Florida              65-0470740           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Southwest Florida, Inc.               Florida              65-0559002           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Texas, Inc.                           Florida              65-0424508           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Virginia, Inc.                        Florida              65-0482565           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Greenleaf Homes, Inc.                             Florida              65-0762713           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Pembroke Falls Realty, Inc.                       Florida              65-0698225           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Preferred Builders Realty, Inc.                   Florida              59-2552841           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Preferred Home Mortgage Company                   Florida              65-0325930           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
St. Tropez At Boca Golf, Inc.                     Florida              65-0304088           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Universal Land Title, Inc.                        Florida              59-2630287           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes Realty, Inc.                          Georgia              65-0816680           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Engle Homes/Arizona Construction, Inc.            Arizona              86-0873699           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012
Universal Land Title of Colorado, Inc.           Colorado              84-1281298           123 N.W. 13th Street
                                                                                          Boca Raton, Florida 33432
                                                                                               (561) 391-4012

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 14, 1998

PROSPECTUS
[LOGO]

                                ENGLE HOMES, INC.
                                OFFER TO EXCHANGE
                            UP TO $150,000,000 OF ITS
        9 1/4% SERIES C SENIOR NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2008
                   ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                    AND 9 1/4% SERIES B SENIOR NOTES DUE 2008
                   ($50,000,000 PRINCIPAL AMOUNT OUTSTANDING)

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ,
                             1998, UNLESS EXTENDED.

         Engle Homes, Inc., a Florida corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9 1/4% Series C Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined) of which this Prospectus forms a part, for each $1,000 principal amount of its outstanding 9 1/4% Senior Notes due 2008 (the "Existing Notes"), of which $100,000,000 principal amount is outstanding, and for each $1,000 principal amount of its outstanding 9 1/4% Series B Senior Notes due 2008 (the "Private Notes"), of which $50,000,000 principal amount are outstanding (the Existing Notes and the Private Notes being referred to collectively as the "Old Notes"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Existing Notes and the Private Notes, except for the total outstanding principal amount thereof, and except for certain transfer restrictions and registration rights relating to the Private Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined).

         The Exchange Notes will be general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company, including the New Credit Facility (as defined); however, the Exchange Notes will be effectively subordinated to all secured indebtedness of the Company and the Guarantors to the extent of the value of the assets securing such indebtedness. The Exchange Notes will be fully and unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by all of the Restricted Subsidiaries (as defined) of the Company (collectively, the "Guarantors"). The Guarantees will be general unsecured obligations of the Guarantors, ranking senior in right of payment to all existing and future subordinated indebtedness of the Guarantors and PARI PASSU in right of payment with all existing and future senior indebtedness of the Guarantors, including the New Credit Facility Guarantees (as defined); however, the Guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness. As of June 8, 1998, the Company and the Guarantors collectively had no secured indebtedness outstanding other than the Warehouse Lines of Credit (as defined). See "Summary--Recent Developments--New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Indenture permits the Company to incur additional indebtedness, including secured debt, subject to certain limitations.

         The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be , 1998, unless the Exchange Offer is extended. See "The Exchange Offer - Expiration Date; Extensions; Amendment." Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the business day prior to the Expiration Date (as defined), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined) related to the Private Notes. Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to pay certain expenses of the Exchange Offer. See "The Exchange Offer."

                            (CONTINUED ON NEXT PAGE)

   SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER AND AN
                       INVESTMENT IN THE EXCHANGE NOTES.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS       , 1998

(CONTINUED FROM COVER PAGE)

         The Exchange Notes will bear interest at the same rate and on the same terms as the Old Notes. Consequently, the Exchange Notes will bear interest at the rate of 9.25% per annum and interest will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1999. The Exchange Notes will bear interest from and including August 1, 1998, the date of the most recent interest payment made on the Old Notes. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Old Notes accrued to, but not including, the date of the issuance of the Exchange Notes. Such waiver will not result in the loss of interest income to such holders, since the Exchange Notes will bear interest from August 1, 1998.

         The Private Notes in an aggregate principal amount of $50 million were sold by the Company on June 12, 1998 to Jefferies & Company, Inc. (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act (the "Private Placement"). The Private Notes were thereupon offered and sold by the Initial Purchaser only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Private Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into with the Initial Purchaser in connection with the offering of the Private Notes. See "The Exchange Offer."

         On February 2, 1998, the Company consummated an underwritten public offering of the Existing Notes registered under the Securities Act. As such, the Existing Notes are freely tradeable. THE COMPANY HAS INCLUDED THE EXISTING NOTES IN THE EXCHANGE OFFER IN ORDER TO ALLOW THE PRIVATE NOTES AND THE EXISTING NOTES TO TRADE AS A SINGLE ISSUE, WHICH THE COMPANY BELIEVES WILL INCREASE THE LIQUIDITY OF THE EXCHANGE NOTES. SEE "RISK FACTORS -- CONSEQUENCES OF FAILURE TO EXCHANGE," "RISK FACTORS -- POTENTIAL DILUTION OF VOTING INTEREST" AND "RISK FACTORS -- ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES."

         Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13,
1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer for Private Notes may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Private Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders who tender Private Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- Terms of the Exchange Offer." Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale for a period of up to 180 days after consummation of the Exchange Offer. See "Plan of Distribution."

         The Company will not receive any proceeds from the Exchange Offer.

         The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. The Initial Purchaser has informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

         ANY PRIVATE NOTES AND/OR EXISTING NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT THAT ANY PRIVATE NOTES AND/OR EXISTING NOTES OF OTHER HOLDERS ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED PRIVATE NOTES AND/OR EXISTING NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF UNTENDERED PRIVATE NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF.

         The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Exchange Notes (as defined), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interest in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note on the terms set forth in the Indenture. See "Book-Entry; Delivery and Form."

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES OR PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements regarding the intent, belief and current expectations of the Company's management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. The operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the forward-looking statements made by the Company ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in "Risk Factors" and elsewhere in this Prospectus. The Company assumes no obligation to update any forward-looking statements.

                              AVAILABLE INFORMATION

        The Company has filed a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein and filed as an exhibit to the Registration Statement are not necessarily complete and in each instance, reference is made to the copy of each contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Exchange Notes, reference is hereby made to the Registration Statement and the exhibits thereto which may be obtained from the Commission in the manner set forth above.

        The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As long as the Company is subject to such periodic reporting and informational requirements, it will furnish all reports and other information required thereby to the Securities and Exchange Commission (the "Commission") and pursuant to the Indenture will furnish copies of such reports and other information to the Trustee. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended October 31, 1997, and the Company's Quarterly Reports on Form 10-Q for the periods ended January 31, 1998 and April 30, 1998, and filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in and made a part of this Prospectus.

        All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

             THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM ENGLE HOMES, INC., 123 N.W. 13TH STREET, SUITE 300, BOCA RATON, FLORIDA 33432, ATTENTION: DAVID SHAPIRO, VICE PRESIDENT--FINANCE, TELEPHONE NUMBER (561) 391-4012. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY [         ], 1998.

                                     SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. UNLESS THE CONTEXT INDICATES OTHERWISE, THE TERMS "COMPANY" AND "ENGLE" AS USED IN THIS PROSPECTUS REFER TO ENGLE HOMES, INC., ITS PREDECESSORS AND ITS SUBSIDIARIES. FISCAL YEAR REFERENCES ARE TO THE RESPECTIVE FISCAL YEAR ENDED OCTOBER 31.

                                   THE COMPANY

         Engle Homes, Inc. designs, constructs, markets and sells detached single-family residences, townhomes, patio homes and condominiums to entry level and move-up buyers, retirees and second-home, seasonal buyers. Engle operates in nine geographic markets: Broward County, Palm Beach County and Martin County in South Florida; Orlando in Central Florida; Tampa, Sarasota, Naples and Fort Myers on the west coast of Florida; Denver, Colorado; Dallas, Texas; Virginia and Maryland; Raleigh, North Carolina; Phoenix, Arizona; and Atlanta, Georgia. The Company offers a variety of home styles at prices ranging from approximately $80,000 to over $400,000 with an average sales price in fiscal 1997 of approximately $203,000. In addition, the Company operates a mortgage company which provides mortgages primarily to its home buyers in all of its geographic markets and a title company which provides services to its home buyers and third parties in Florida and Denver, Colorado.

         Engle is a leading Florida homebuilder. The Company believes that it is the number two and number four builder of single-family homes in South Florida and Central Florida, respectively, based on revenues from unit closings for the twelve months ended June 30, 1997. Florida is the number one homebuilding state in the United States in terms of total housing starts. In addition, Florida is currently the fourth largest state based upon total population and has consistently ranked among the top four states in population growth over the past seven decades.

         Since 1993, Engle has expanded into eight of the top 20 homebuilding markets in the nation through both start-up operations and the acquisition of a homebuilder in Denver, Colorado. In fiscal 1997, approximately 32% of the Company's revenues from home sales were generated outside of the Florida markets as compared to none in fiscal 1993. Most recently, in fiscal 1997 Engle entered both the Phoenix, Arizona and Atlanta, Georgia markets through start-up operations.

         Over the past five years, the Company's total revenues have grown from $137.4 million in fiscal 1993 to $425.3 million in fiscal 1997, with annual EBITDA (as defined) growing from $15.9 million to $40.3 million over the same period, representing compound annual growth rates of 33% and 26%, respectively. The Company's fiscal 1997 total revenues of $425.3 million and EBITDA of $40.3 million were the highest in the Company's history. The number of homes delivered increased from 797 in fiscal 1993 to 1,992 in fiscal 1997. At the end of fiscal 1997, Engle was marketing homes in 68 communities.

BUSINESS STRATEGY

         Engle believes that its success has been due to its market-oriented approach which it applies to each of the following: (i) identifying new markets;
(ii) acquiring land; and (iii) diversifying its product offerings and price ranges to appeal to most segments of the home buying public. Engle believes that this strategy enables it to respond more rapidly to changing market conditions.

         EXPAND IN EXISTING AND NEW MARKETS. The Company has successfully expanded its operations through both start-up operations in new and existing markets and the acquisition of a homebuilder in Denver, Colorado. Within its existing markets, the Company believes that it is able to gain greater market share by increasing the number of residential projects, thereby leveraging its existing management structure and enhancing profitability through economies of scale. As part of its strategy to further diversify geographically, the Company continually seeks and evaluates market expansion opportunities, including potential acquisitions of homebuilding companies. The Company seeks to expand into geographic markets with significant single-family home permit activity, substantial job growth, a diversified economy and an availability of strong management with local market expertise. Since its initial public offering in January 1992, the Company has expanded into eight new geographic markets.

         OFFER A BROAD SELECTION OF PRODUCTS. The Company designs its homes to appeal to a wide variety of home buyers, including entry level and move-up buyers, retirees and second-home, seasonal buyers. Accordingly, the Company offers a number of home styles and price ranges at various locations in each market, including golf and waterfront communities in certain markets. Engle's product offerings include semi-custom estate homes, detached single-family residences, townhomes, semi-detached patio-homes, duplexes and condominiums. Management believes that the Company's long-standing policy of product diversification enables it to respond more rapidly to changing market conditions.

         SELECTIVELY ACQUIRE LAND. The Company maintains a land acquisition policy designed to enhance profitability and return on capital while minimizing the risks associated with investments in land. Engle seeks to identify and acquire superior locations in each market and offer a number of communities with diverse products and sales prices. The Company prefers to acquire improved residential lots ready for construction by entering into option contracts, whenever possible, or through outright purchases. The Company also acquires tracts of land that require site improvements prior to the start of home construction. Occasionally, Engle purchases larger parcels of undeveloped land suited for master-planned communities, primarily in South Florida. When acquiring larger parcels, the Company typically contracts to sell portions of improved or unimproved land to other builders as a source of additional revenue thereby reducing the Company's investment. In addition, when economically advantageous to the Company, Engle enters into partnership or joint venture agreements with other major homebuilders to purchase and develop well located parcels of land. The Company generally purchases land only after required zoning entitlements have been obtained.

         MAINTAIN STRINGENT COST CONTROLS. The Company believes that maintaining stringent cost controls is a key factor in achieving profitability. The Company seeks to reduce its costs and risks by (i) obtaining required zoning entitlements prior to purchasing land, (ii) using subcontractors to perform home construction and site improvement work on a fixed price basis, (iii) minimizing inventory of unsold homes, (iv) improving construction cycle time for new homes,
(v) using its position as a leading homebuilder to obtain national volume discounts on construction materials and favorable pricing from subcontractors and (vi) maintaining a sophisticated management information system that allows it to monitor homebuilding production, scheduling and budgeting on a daily basis.

         COMMITMENT TO CUSTOMER SATISFACTION. The Company is dedicated to providing customer satisfaction through quality construction and customer service. Divisional managers are responsible for the quality of construction and the level of customer satisfaction in their respective divisions.

         EXPERIENCED MANAGEMENT WITH DECENTRALIZED OPERATING STRUCTURE. To serve the needs of each of its markets, the Company relies upon the expertise of its division managers, each of whom has significant experience in the homebuilding industry. In order to align corporate and divisional profit goals, division managers receive bonuses based on the return on assets of their respective divisions. The division managers benefit from Engle's corporate expertise in sales and marketing, land acquisition, financial services and its centralized accounting department. The Company believes that this interaction between the divisional managers and corporate management provides enhanced operating results.

RECENT DEVELOPMENTS

         NEW CREDIT FACILITY. On May 28, 1998, the Company entered into a Credit Agreement (the "New Credit Facility"), dated May 28, 1998, by and among the Company, the banks named therein, SunTrust Bank, South Florida, National Association ("SunTrust"), as Administrative Agent, and NationsBank, N.A., as Documentation Agent. The New Credit Facility provides for up to $170 million of unsecured borrowings. Borrowings under the New Credit Facility generally bear interest at a fluctuating rate based upon the prime rate as announced by SunTrust, the federal funds rate or LIBOR. All outstanding borrowings under the New Credit Facility are due in May 2001. The New Credit Facility contains various operating and financial covenants and all of the Company's subsidiaries are guarantors of the Company's obligations under the New Credit Facility (such guarantees referred to herein as the "New Credit Facility Guarantees"). Available borrowings under the New Credit Facility are limited to certain percentages of finished lots, construction costs, land and land under development.

         The New Credit Facility replaces all of the Company's secured lines of credit, other than the Warehouse Lines of Credit (as defined). All amounts outstanding under the Company's secured lines of credit as of April 30, 1998, have been repaid with the proceeds of borrowings under the New Credit Facility. As of June 8, 1998, the Company had $40 million outstanding under the New Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         The principal executive offices of the Company are located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, and its telephone number is
(561) 391-4012.

                               THE EXCHANGE OFFER

The Private Notes........................    The Private Notes were sold by the
                                             Company on June 12, 1998 (the
                                             "Private Notes Offering"), to the
                                             Initial Purchaser pursuant to a
                                             Purchase Agreement dated June 8,
                                             1998 (the "Purchase Agreement").
                                             The Initial Purchaser subsequently
                                             resold the Private Notes to
                                             qualified institutional buyers
                                             pursuant to Rule 144A under the
                                             Securities Act and to accredited
                                             institutional investors.


The Existing Notes.......................    On February 2, 1998, the Company
                                             consummated an underwritten public
                                             offering of the Existing Notes. The
                                             Existing Notes were issued under an
                                             indenture dated as of February 2,
                                             1998, among the Company, the
                                             guarantors named therein and
                                             American Stock Transfer & Trust
                                             Company, as Trustee (the "Existing
                                             Notes Indenture").

Registration Requirements................    Pursuant to the Purchase Agreement,
                                             the Company and the Initial
                                             Purchaser entered into a
                                             Registration Rights Agreement dated
                                             June 12, 1998 (the "Registration
                                             Rights Agreement"), which grants
                                             the holders of the Private Notes
                                             certain exchange and registration
                                             rights. The Exchange Offer is
                                             intended to satisfy such exchange
                                             and registration rights, which
                                             terminate upon the consummation of
                                             the Exchange Offer. If applicable
                                             law or applicable interpretations
                                             of the staff of the Commission do
                                             not permit the Company to effect
                                             the Exchange Offer, the Company has
                                             agreed to file a shelf registration
                                             (the "Shelf Registration
                                             Statement") covering resales of the
                                             Private Notes. The Registration
                                             Rights Agreement does not obligate
                                             the Company to make the Exchange
                                             Offer to the holders of the
                                             Existing Notes. The Company is
                                             including the Existing Notes in the
                                             Exchange Offer with the objective
                                             of creating a single series of debt
                                             securities having a total
                                             outstanding principal amount which
                                             is larger than that of either the
                                             Existing Notes or the Private Notes
                                             as separate series, thus resulting
                                             in greater liquidity. See "Risk
                                             Factors -- Potential Dilution of
                                             Voting Interest."

The Exchange Offer.......................    The Company is offering to exchange
                                             $1,000 principal amount of the
                                             Exchange Notes for each $1,000
                                             principal amount of (i) Existing
                                             Notes and (ii) Private Notes. As of
                                             the date hereof, $100,000,000
                                             aggregate principal amount of the
                                             Existing Notes and $50,000,000
                                             aggregate principal amount of the
                                             Private Notes are outstanding. The
                                             Company will issue the Exchange
                                             Notes to holders after the
                                             Expiration Date but not later than
                                               , 1998 (the "Exchange Date").

                                             Based on an interpretation of the
                                             staff of the Commission set forth
                                             in no action letters issued to
                                             third
                                             parties, the Company believes that
                                             Exchange Notes issued pursuant to
                                             the Exchange Offer in exchange for
                                             Private Notes may be offered for
                                             resale, resold and otherwise
                                             transferred by any holder thereof
                                             (other than any such holder which
                                             is an "affiliate' of the Company
                                             within the meaning of Rule 405
                                             under the Securities Act) without
                                             compliance with the registration
                                             and prospectus delivery provisions
                                             of the Securities Act, provided
                                             that such Exchange Notes are
                                             acquired in the ordinary course of
                                             such holder's business and that
                                             such holder does not intend to
                                             participate and has no arrangement
                                             or understanding with any person to
                                             participate in the distribution of
                                             such Exchange Notes.

                                             Each broker-dealer must acknowledge
                                             that it will deliver a prospectus
                                             in connection with any resale of
                                             Exchange Notes issued in exchange
                                             for Private Notes. The Letter of
                                             Transmittal for the Exchange Offer
                                             states that by so acknowledging and
                                             by delivering a prospectus, a
                                             broker-dealer will not be deemed to
                                             admit that it is an "underwriter"
                                             within the meaning of the
                                             Securities Act. This Prospectus, as
                                             it may be amended or supplemented
                                             from time to time, may be used by a
                                             broker-dealer in connection with
                                             resales of Exchange Notes received
                                             in exchange for Private Notes where
                                             such Private Notes were acquired by
                                             such broker-dealer as a result of
                                             market-making activities or other
                                             trading activities. The Company has
                                             agreed to make this Prospectus
                                             available to any participating
                                             broker-dealer for use in connection
                                             with any such resale for a period
                                             of up to 180 days from the
                                             consummation of the Exchange Offer.

                                             Any holder who tenders in the
                                             Exchange Offer with the intention
                                             to participate, or for the purpose
                                             of participating, in a distribution
                                             of the Exchange Notes could not
                                             rely on the position of the staff
                                             of the Commission enunciated in
                                             Exxon Capital Holdings Corporation
                                             (available April 13, 1989) or
                                             similar no-action letters and, in
                                             the absence of an exemption
                                             therefrom, must comply with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act in connection with
                                             the resale transaction. Failure to
                                             comply with such requirements in
                                             such instance may result in such
                                             holder incurring liability under
                                             the Securities Act for which the
                                             holder is not indemnified by the
                                             Company.

Expiration Date..........................    The Exchange Offer will expire at
                                             5:00 p.m., New York City time, on ,
                                             1998, unless the Exchange Offer is
                                             extended by the Company in its sole
                                             discretion, in which case the term
                                             "Expiration Date" shall mean the
                                             latest date and time to which the
                                             Exchange Offer is extended. See
                                             "The Exchange Offer -- Expiration
                                             Date; Extensions."

Withdrawal Rights........................    Tenders may be withdrawn at any
                                             time prior to 5:00 P.M., New York
                                             City time, on the Expiration Date
                                             pursuant to the procedures
                                             described under "The Exchange Offer
                                             - Withdrawal of Tenders."

Procedures for Tendering Old Notes.......    Brokers, dealers, commercial banks,
                                             trust companies and other nominees
                                             who hold Existing Notes and/or
                                             Private Notes through DTC may
                                             effect tenders by book-entry
                                             transfer in accordance with DTC's
                                             Automated Tender Offer Program
                                             ("ATOP"). Holders of such Existing
                                             Notes and/or Private Notes
                                             registered in the name of a broker,
                                             dealer, commercial bank, trust
                                             company or other nominee are urged
                                             to contact such person promptly if
                                             they wish to tender Existing Notes
                                             and/or Private Notes. In order for
                                             Existing Notes and/or Private Notes
                                             to be tendered by a means other
                                             than by book-entry transfer, a
                                             Letter of Transmittal must be
                                             completed and signed in accordance
                                             with the instructions contained
                                             herein. The Letter of Transmittal
                                             and any other documents required by
                                             the Letter of Transmittal must be
                                             delivered to the Exchange Agent by
                                             mail, facsimile, hand delivery or
                                             overnight carrier and either such
                                             Existing Notes and/or Private Notes
                                             must be delivered to the Exchange
                                             Agent or specified procedures for
                                             guaranteed delivery must be
                                             complied with. See "The Exchange
                                             Offer--Procedures for Tendering."

                                             Letters of Transmittal and
                                             certificates representing Existing
                                             Notes and/or Private Notes should
                                             not be sent to the Company. Such
                                             documents should only be sent to
                                             the Exchange Agent. See "The
                                             Exchange Offer--Exchange Agent."



Effect on Holders of Private Notes.......    As a result of the making of this
                                             Exchange Offer, the Company will
                                             have fulfilled one of its
                                             obligations under the Registration
                                             Rights Agreement and, with certain
                                             exceptions noted below, holders of
                                             Private Notes who do not tender
                                             their Private Notes will not have
                                             any further registration rights
                                             under the Registration Rights
                                             Agreement or otherwise. Such
                                             holders will continue to hold the
                                             untendered Private Notes and will
                                             be entitled to all the rights and
                                             subject to all the limitations
                                             applicable thereto under the
                                             Indenture, except to the extent
                                             such rights or limitations, by
                                             their terms, terminate or cease to
                                             have further effectiveness as a
                                             result of the Exchange Offer. All
                                             untendered Private Notes will
                                             continue to be subject to certain
                                             restrictions on transfer.
                                             Accordingly, if any Private Notes
                                             are tendered and accepted in the
                                             Exchange Offer, the trading market
                                             of the untendered Private Notes
                                             could be adversely affected. See
                                             "Risk Factors - Exchange Offer
                                             Procedures" and "Risk Factors --
                                             Absence of a Public Market for the
                                             Exchange Notes."

Effect on Holders of Existing Notes......    Holders of Existing Notes who do
                                             not tender their Existing Notes
                                             will continue to hold untendered
                                             Existing

         Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Existing Notes Indenture. If any holders of the Existing Notes tender such notes, the trading market of untendered Existing Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Risk Factors -- Absence of a Public Market for the Exchange Notes."

Exchange Agent...........................    The exchange agent with respect to
                                             the Exchange Offer is American
                                             Stock Transfer & Trust Company (the
                                             "Exchange Agent"). The addresses,
                                             and telephone and facsimile
                                             numbers, of the Exchange Agent are
                                             set forth in "The Exchange Offer --
                                             Exchange Agent" and in the Letter
                                             of Transmittal.

Use of Proceeds..........................    The Company will not receive any
                                             cash proceeds from the issuance of
                                             the Exchange Notes offered hereby.
                                             See "Use of Proceeds." For a
                                             discussion of the use of the net
                                             proceeds received by the Company
                                             from the sale of the Private Notes,
                                             see "Private Placement."

United States Federal Income Tax
  Considerations.........................    Holders of Existing Notes and
                                             Private Notes should review the
                                             information set forth under "United
                                             States Federal Income Tax
                                             Considerations" prior to tendering
                                             Existing Notes and/or Private Notes
                                             in the Exchange Offer.

                               THE EXCHANGE NOTES

The Exchange Notes.......................    Up to $150,000,000 aggregate
                                             principal amount of 9 1/4% Series C
                                             Senior Notes due 2008 of Engle
                                             Homes, Inc.

Maturity Date............................    February 1, 2008.

Interest Rate and Payment Dates..........    The Exchange Notes will bear
                                             interest at the rate of 9.25% per
                                             annum. Interest will accrue from
                                             the August 1, 1998, the date of the
                                             most recent interest payment made
                                             on the Old Notes, and will be
                                             payable semi-annually on February 1
                                             and August 1 of each year,
                                             commencing February 1, 1999.

Optional Redemption......................    The Exchange Notes will be
                                             redeemable at the option of the
                                             Company, in whole or in part, at
                                             any time on or after February 1,
                                             2003 at the redemption prices set
                                             forth herein, plus accrued and
                                             unpaid interest, if any, to the
                                             date of redemption. In addition, at
                                             any time on or prior to February 1,
                                             2001, the Company may redeem up to
                                             33% of the aggregate principal
                                             amount of the Exchange Notes with
                                             the net proceeds of one or more
                                             public offerings of its common
                                             stock at a redemption price equal
                                             to 109.250% of the aggregate
                                             principal amount of each Exchange
                                             Note so redeemed, plus accrued and
                                             unpaid interest, if any, to the
                                             date of redemption; PROVIDED,
                                             HOWEVER, that immediately after
                                             giving effect to any such
                                             redemption, not less than 67% of
                                             the original aggregate principal
                                             amount of the Private Notes and
                                             Exchange Notes then outstanding are
                                             outstanding immediately following
                                             any such redemption. See
                                             "Description of the Exchange Notes
                                             -- Optional Redemption."

Offers to Purchase.......................    In the event of a Change of Control
                                             (as defined), the Company is
                                             required to offer to repurchase all
                                             of the Exchange Notes at a price
                                             equal to 101% of the aggregate
                                             principal amount thereof, plus
                                             accrued and unpaid interest, if
                                             any, to the date of repurchase. See
                                             "Description of the Exchange
                                             Notes--Certain Covenants--Change of
                                             Control." In addition, the Company
                                             will be obligated to make an offer
                                             to repurchase Exchange Notes for
                                             cash at a price equal to 100% of
                                             the principal amount thereof, plus
                                             accrued and unpaid interest, if
                                             any, to the date of repurchase with
                                             the net cash proceeds of certain
                                             asset sales and if the Company's
                                             Net Worth (as defined) falls below
                                             a specified level for two
                                             consecutive fiscal quarters. See
                                             "Description of the Exchange
                                             Notes--Certain
                                             Covenants--Maintenance of Net
                                             Worth" and "--Limitation on Asset
                                             Sales."

Ranking..................................    The Exchange Notes will be general
                                             unsecured obligations of the
                                             Company, ranking senior in right of
                                             payment to all existing and future
                                             subordinated indebtedness of the
                                             Company and PARI PASSU in right of
                                             payment with all existing and
                                             future senior indebtedness of the
                                             Company, including the New Credit
                                             Facility;

                                             however, the Exchange Notes will be
                                             effectively subordinated to all
                                             secured indebtedness of the Company
                                             to the extent of the value of the
                                             assets securing such indebtedness.
                                             Currently, the Company and the
                                             Guarantors collectively have no
                                             secured indebtedness outstanding
                                             other than the Warehouse Lines of
                                             Credit. See "--Recent
                                             Developments--New Credit Facility"
                                             and "Management's Discussion and
                                             Analysis of Financial Condition and
                                             Results of Operations--Liquidity
                                             and Capital Resources."

Guarantees...............................    The Exchange Notes will be fully
                                             and unconditionally guaranteed (the
                                             "Guarantees"), on a joint and
                                             several basis, by all of the
                                             Restricted Subsidiaries (as
                                             defined) of the Company
                                             (collectively, the "Guarantors").
                                             The Guarantees will be general
                                             unsecured obligations of the
                                             Guarantors, ranking senior in right
                                             of payment to all existing and
                                             future subordinated indebtedness of
                                             the Guarantors and PARI PASSU in
                                             right of payment with all existing
                                             and future senior indebtedness of
                                             the Guarantors, including the New
                                             Credit Facility Guarantees;
                                             however, the Guarantees will be
                                             effectively subordinated to all
                                             secured indebtedness of the
                                             Guarantors to the extent of the
                                             value of the assets securing such
                                             Indebtedness. See "Description of
                                             the Exchange Notes--The
                                             Guarantees." Certain

Covenants................................    The Indenture contains certain
                                             covenants, including covenants that
                                             impose certain limitations on the
                                             ability of the Company and its
                                             Restricted Subsidiaries to, among
                                             other things, incur additional
                                             indebtedness, pay dividends or make
                                             certain other restricted payments
                                             and investments, consummate certain
                                             asset sales, enter into certain
                                             transactions with affiliates,
                                             redesignate an Unrestricted
                                             Subsidiary (as defined) to be a
                                             Restricted Subsidiary, designate a
                                             Restricted Subsidiary as an
                                             Unrestricted Subsidiary, incur
                                             liens, merge or consolidate with
                                             any other person or sell, assign,
                                             transfer, lease, convey or
                                             otherwise dispose of all or
                                             substantially all of its assets.
                                             The Indenture also imposes
                                             limitations on the Company's
                                             ability to restrict the ability of
                                             its Restricted Subsidiaries to pay
                                             dividends or make certain payments
                                             to the Company or any of its
                                             Restricted subsidiaries. See
                                             "Description of the Exchange
                                             Notes-- Certain Covenants."


                                  RISK FACTORS

         Prospective purchasers of the Exchange Notes should consider all of the information contained in this Prospectus before making an investment in the Exchange Notes. In particular, purchasers should consider the investment considerations set forth under "Risk Factors" herein.

         SUMMARY HISTORICAL AND AS ADJUSTED FINANCIAL AND OPERATING DATA
                  (Dollars in thousands, except per share data)

                                                                                                TWELVE MONTHS ENDED
                                                                                                     APRIL 30,
                                                                                              -------------------------
                                                                        SIX MONTHS ENDED                      AS
                                     YEARS ENDED OCTOBER 31,               APRIL 30,            ACTUAL     ADJUSTED(1)
                                ----------------------------------  ------------------------  ---------- ---------------
                                   1995        1996         1997        1997        1998        1998           1998
                                ----------  ----------  ----------  -----------  -----------  ---------- ---------------
STATEMENT OF OPERATIONS DATA:
Home sales....................    $216,059    $303,972     $404,407    $193,679    $195,352    $406,080     $406,080
Cost of home sales............     184,888     260,651      345,295     165,537     165,029     344,787      344,540
                                  --------    --------     --------    --------    --------    --------     --------
   Homebuilding gross profit..      31,171      43,321       59,112      28,142      30,323      61,293       61,540
                                  --------    --------     --------    --------    --------    --------     --------
Land sales....................      20,964      17,571        7,685       5,579      10,365      12,471       12,471
Cost of land sales............      17,332      15,589        7,095       5,058       9,333      11,370       11,370
                                  --------    --------     --------    --------    --------    --------     --------
   Land gross profit..........       3,632       1,982          590         521       1,032       1,101        1,101
Financial services income,           1,158       1,796        2,678       1,028       2,199       3,849        3,849
   net........................
Other income, net.............       1,573       1,485        1,513         611       1,168       2,070        2,070
                                  --------    --------     --------    --------    --------    --------     --------
   Total gross profit.........      37,534      48,584       63,893      30,302      34,722      68,313       68,560
                                  --------    --------     --------    --------    --------    --------     --------
Selling, marketing,  general
   and administrative
   expenses...................      24,466      31,906       39,620      19,413      22,731      42,938       42,938
Depreciation and amortization.       3,532       2,977        2,374       1,272       1,235       2,337        2,218
                                  --------    --------     --------    --------    --------    --------     --------
   Income before income taxes        9,536      13,701       21,899       9,617      10,756      23,038       23,404
Provision for income taxes....       3,624       5,206        8,431       3,703       4,141       8,869        9,011
                                  --------    --------     --------    --------    --------    --------     --------
Income before extraordinary
   charge (2).................    $  5,912    $  8,495    $  13,468    $  5,914    $  6,615     $14,169      $14,393
                                  ========    ========    =========    ========    ========     =======      =======
Income per share before
   extraordinary charge -
   diluted....................       $0.74       $1.03        $1.58       $0.71       $0.74       $1.62        $1.64
Weighted  average number
   of shares oustanding -
   diluted....................       9,132       9,251        9,246       9,105       8,964       9,444        9,444

OTHER FINANCIAL DATA:
EBITDA(3).....................     $19,972     $28,221      $40,339     $18,725     $20,029     $41,643      $41,643
Interest incurred.............      13,750      15,272       15,623       7,815       8,277      16,085       15,558
Ratio of EBITDA to interest
   incurred...................        1.45x       1.85x        2.58x       2.40x       2.42x       2.59x        2.68x
Ratio of homebuilding debt to
   EBITDA.....................        7.38x       5.39x        3.77x       N/A         N/A         4.79x        4.89x
Ratio of earnings to fixed
   charges (4)................        1.18x       1.63x        2.40x       2.20x       2.24x       2.41x        2.51x

SUMMARY OPERATING DATA:
Units:
   Deliveries.................       1,137       1,567        1,992         954       1,008       2,046        2,046
   Backlog at end of period...         804       1,016          869         932       1,444       1,444        1,444
Aggregate sales value of
   backlog....................    $161,900    $210,300     $173,989    $193,700    $278,100    $278,100     $278,100
Average sales price of homes
   in backlog.................         201         207          200         208         193         193          193

                                                                                              AS OF APRIL 30, 1998
                                                                                            ------------------------
                                                                                                              AS
                                                                                              ACTUAL     ADJUSTED(1)
                                                                                            ----------  ------------
BALANCE SHEET DATA:
Cash................................................................................         $  19,532    $  19,532
Homebuilding inventories............................................................           337,826      337,826
Total assets........................................................................           405,749      406,570(5)
Homebuilding bank credit facilities (6).............................................            59,298       53,598
9 1/4% Senior Notes due 2008 (excluding discount of $750)...........................           100,000      150,000
11 3/4% Senior Notes due 2000.......................................................            40,000           --
   Total homebuilding debt..........................................................           199,298      203,598
   Total debt (7)...................................................................           218,874      223,174
Shareholders' equity................................................................           153,292      151,468

---------------------
(1) As adjusted for the issuance and sale of the Private Notes in the Private Placement and the application of the net proceeds therefrom as described under "Private Placement."

(2) Income before the extraordinary charge for the six months and twelve months ended April 30, 1998, excludes the extraordinary charge of $810,000, net of income taxes, or $.09 per share, on a diluted basis, resulting from the elimination of deferred loan costs and the premium paid in connection with the redemption of $14,598,000 aggregate principal amount of the Company's 7% Convertible Subordinated Debentures due 2003.

(3) EBITDA is defined as income before income taxes, amortization of capitalized interest expense included in the cost of goods sold, depreciation, other amortization and extraordinary charge. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity.

(4) Computed by dividing earnings by fixed charges. "Earnings" consist of income from operations before income taxes, plus amortization of previously capitalized interest included in costs of sales and fixed charges, exclusive of capitalized interest. "Fixed charges" consist of interest costs incurred, including capitalized interest costs plus amortization of loan costs and that portion of operating lease rental expense deemed to be representative of interest.

(5) Reflects the estimated professional fees and expenses associated with the Offering and the write-off of the unamortized deferred financing costs related to the 1994 Notes. A breakdown of the estimated costs and write-off follows (in thousands):



          Financing fees and debt issuance costs....................................................   $1,000
          Legal and professional fees and other costs...............................................      200
          Write-off of unamortized deferred financing costs (net of income taxes)...................     (379)
                                                                                                      --------
                                                                                                      $   821

(6) On May 28, 1998, the Company entered into the New Credit Facility which replaced the Company's homebuilding lines of credit which existed on April 30, 1998. See "--Recent Developments--New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(7)      Total debt includes financial services debt.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, HOLDERS OF EXISTING NOTES AND PRIVATE NOTES SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE INVESTING IN THE EXCHANGE NOTES.

CONSEQUENCES OF A FAILURE TO EXCHANGE

         Holders of Existing Notes and Private Notes who do not exchange their Existing Notes and/or Private Notes for Exchange Notes in the Exchange Offer will not be able to take advantage of the increased liquidity afforded by the Exchange Notes which would have a total aggregate principal amount of $150,000,000 as opposed to $100,000,000 for the Existing Notes and $50,000,000
for the Private Notes. To the extent that some of the Private Notes or Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes or Existing Notes, as the case may be, could be adversely affected.

         In addition, the Private Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Private Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Private Notes which remain outstanding will not be entitled to any rights to have such Private Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company does not intend to register under the Securities Act any Private Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Private Notes could be adversely affected.

FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

         Subject to the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," delivery of Exchange Notes in exchange for Existing Notes and Private Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Existing Notes or Private Notes or a book-entry confirmation of a book-entry transfer of Existing Notes or Private Notes into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of Existing Notes and Private Notes") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Existing Notes and/or Private Notes desiring to tender such Existing Notes and/or Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is not under a duty to give notification of defects or irregularities with respect to the tenders of Existing Notes and/or Private Notes for exchange.

GENERAL REAL ESTATE, ECONOMIC, INTEREST RATES AND OTHER CONDITIONS

         The homebuilding industry is cyclical and affected by changes in general and local economic and other conditions including employment levels, demographic considerations, availability of financing, interest rate levels, consumer confidence and housing demand. In addition, homebuilders are subject to various risks, many of them outside the control of the homebuilder including competitive overbuilding, availability and cost of building lots, materials and labor, adverse weather conditions which can cause delays in construction schedules, cost overruns, changes in government regulations, and increases in real estate taxes and other local government fees. The Company cannot predict whether interest rates will be at levels attractive to prospective home buyers. If interest rates increase, and in particular mortgage interest rates, the Company's business could be adversely affected. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Competition and Market Factors."

LEVERAGE; POTENTIAL ADVERSE EFFECT OF INDEBTEDNESS ON FUTURE OPERATIONS

         As of April 30, 1998, after giving effect to the issuance and sale of the Private Notes in the Private Placement and the application of the net proceeds therefrom as described under "Private Placement," the outstanding indebtedness of the Company would have been approximately $223,174,000 and the Company would have had stockholders' equity of approximately $151,468,000. In addition, subject to restrictions in the Indenture and the New Credit Facility, the Company may incur additional indebtedness in the future, some of which may be secured. The Company's ability to make required debt service payments in the future will be dependent on the Company's operating results, which are subject to financial, economic and other factors affecting the Company that are beyond its control. No assurance can be given that the Company will be able to make required debt service payments. See "Capitalization."

         The degree to which the Company is leveraged could have an adverse impact on the Company, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

GEOGRAPHIC CONCENTRATION; RISKS OF EXPANSION

         The Company's operations are situated in South Florida; Central Florida; the west coast of Florida; Denver, Colorado; Dallas, Texas; Virginia and Maryland; Raleigh, North Carolina; Phoenix, Arizona; and Atlanta, Georgia. Adverse general economic conditions in these markets could have a material adverse impact on the operations of the Company. For fiscal 1997, approximately 68% of the Company's housing revenue and a significant portion of the Company's operating income were derived from operations in its Florida markets. The Company's performance could be significantly affected by changes in these markets. The Company expanded into two new geographic markets, Phoenix, Arizona, and Atlanta, Georgia, in fiscal 1997. New markets may prove to be less stable and may involve delays, problems and expenses not typically found by the Company in the existing markets with which it is familiar. See "Business."

LAND DEVELOPMENT ACTIVITIES

         The Company develops land for some of its subdivisions, which occasionally may consist of large tracts of land suited for master-planned communities. Acquiring land and committing the financial and managerial resources to develop such land involve significant risks. Before a subdivision generates any revenue, material expenditures are required for items such as acquiring land and constructing subdivision infrastructure (such as roads and utilities).

SIGNIFICANT VOTING CONTROL BY PRINCIPAL SHAREHOLDERS

         Alec Engelstein, the Company's Chairman, President and Chief Executive Officer, and Harry Engelstein, the Company's Executive Vice President and Chief Construction Officer, together beneficially own a total of approximately 32.0% of the Company's outstanding Common Stock and together have significant voting power with respect to the election of the Board of Directors of the Company, and in general, the determination of the outcome of various matters submitted to the shareholders of the Company for approval.

DEPENDENCE ON KEY EXECUTIVES

         The Company is managed by a relatively small number of executive officers. The loss of the services of one or more of these executive officers, particularly Alec Engelstein, the Company's Chairman, President and Chief Executive Officer, could have an adverse effect on the Company's business and operations. See "Management."

HOLDING COMPANY STRUCTURE; FRAUDULENT CONVEYANCE CONCERNS

         The Company is a holding company which derives substantially all of its operating income from its subsidiaries. The Company must rely on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of the Company's subsidiaries to pay such dividends or make such distributions will be subject to, among other things, applicable state laws and, under certain circumstances, restrictions contained in agreements or debt instruments that the Company or its subsidiaries may enter into after the date of the Indenture. All of the subsidiaries of the Company have jointly and severally guaranteed the Notes. In addition, the Notes and the Guarantees will be effectively subordinated to all secured indebtedness of the Company and the Guarantors, respectively, to the extent of the assets securing such indebtedness. Currently, the Company and the Guarantors collectively have no secured indebtedness outstanding other than the Warehouse Lines of Credit. See "Summary--Recent Developments--New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         The Guarantees may be subject to review under federal or state fraudulent conveyance law. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay, or defraud any present or future creditor, or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) such Guarantor did not receive fair consideration or reasonable equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent,
(ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, a court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by each Guarantor as a result of the issuance by the Company of the Notes. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

         To the extent any Guarantee was avoided or subordinated as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided, subordinated, limited, or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an avoided, subordinated, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

         In the event of a Change of Control, the Company will be required to offer to repurchase all of the outstanding Exchange Notes and any outstanding Existing Notes and Private Notes which are not exchanged for Exchange Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. There can be no assurance that the Company will have sufficient funds available or will be permitted by its other indebtedness agreements to repurchase the Exchange Notes and any outstanding Existing Notes and Private Notes upon the occurrence of a Change of Control. The Change of Control purchase feature of the Exchange Notes, the Existing Notes and the Private Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. See "Description of the Exchange Notes--Certain Covenants--Change of Control."

COMPETITION

         The homebuilding industry is highly competitive and fragmented. The Company competes in each of its markets with numerous national, regional and local builders, including some builders with greater financial resources. Builders of new homes compete not only for home buyers, but also for desirable properties, raw materials and skilled subcontractors. The Company also competes for residential sales with individual sales of existing homes and available rental housing. See "Business--Competition and Market Factors."

GOVERNMENTAL REGULATION

         In developing housing communities, the Company must obtain the approval of numerous government authorities regulating such matters as permitted land uses and levels of density, the installation of utility services such as water and waste disposal and the dedication of acreage for open space, parks, schools and other community purposes. Several authorities in Florida and other states have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas and the amount of these fees has increased significantly during recent years. Many state laws require the use of specific construction materials which reduce the need for energy-consuming heating and cooling systems. Local governments also, at times, declare moratoriums on the issuance of building permits and impose other restrictions in areas where sewage treatment facilities and other public facilities do not reach minimum standards. The Company is also subject to a variety of Federal, state and local statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. Prior to consummating the purchase of land, the Company engages independent environmental engineers to evaluate such land for the presence of hazardous or toxic materials, wastes or substances. Such governmental regulation may result in delays, cause the Company to incur substantial compliance and other costs and prohibit or severely restrict development in certain regions or areas, which could have an adverse effect on the Company's business and results of operations. See "Business-- Government Regulation and Environmental Matters."

         To varying degrees, certain permits and approvals will be required to complete the residential developments currently being planned by the Company. The ability of the Company to obtain necessary approvals and permits for these projects is often beyond the Company's control, and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application.

POTENTIAL DILUTION OF VOTING INTEREST

         To the extent all of the Existing Notes and Private Notes are exchanged for Exchange Notes, $150 million aggregate principal amount of Exchange Notes will be outstanding following consummation of the Exchange Offer, and the Exchange Notes will be deemed to be a single series of debt securities outstanding under the Indenture. Accordingly, the individual voting interest of each holder of Existing Notes or Private Notes will be diluted. In addition, issuances of additional Notes under the Indenture, to the extent permitted by the debt incurrence limitations of the Indenture, may result in further dilution of the individual voting interest of the holders of Exchange Notes. See "Description of the Exchange Notes."

ABSENCE OF PUBLIC MARKET

         The Exchange Notes will be new securities for which there currently is no market. There can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes, or the price at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has informed the Company that, following completion of the Exchange Offer, it intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice. Therefore, there can be no assurance that any active market for the Exchange Notes will develop. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Private Notes were sold by the Company on June 12, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Private Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to accredited institutional investors. As a condition of the purchase of the Private Notes by the Initial Purchaser, the Company entered into the Registration Rights Agreement with the Initial Purchaser which requires, among other things, that the Company file with the Commission a registration statement under the Securities Act with respect to an offer by the Company to the holders of the Private Notes to issue and deliver to such holders, in exchange for such Private Notes, a like principal amount of Exchange Notes. The Company is required to use its best efforts to cause the Registration Statement to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         On February 2, 1998, the Company consummated an underwritten public offering of the Existing Notes. The Existing Notes were issued under the Existing Notes Indenture. The form and terms of the Existing Notes are identical in all material respects to the form and terms of the Exchange Notes, except for the total outstanding principal amount thereof. The Registration Rights Agreement does not obligate the Company to make the Exchange Offer to the holders of the Existing Notes. The Company is including the Existing Notes in the Exchange Offer with the objective of creating a single series of debt securities having a total outstanding principal amount which is larger than that of either the Existing Notes or the Private Notes as separate series, thus resulting in greater liquidity. See "Risk Factors -- Potential Dilution of Voting Interest."

         The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Existing Notes or the Private Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Existing Notes or Private Notes are held of record by DTC who desires to deliver such Existing Notes or Private Notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Existing Notes and Private Notes properly tendered and not withdrawn prior to 5:00 P.M., New York City time, on the Expiration Date. Holders may tender their Old Notes in whole or in part in denominations of $1,000 or any integral multiple thereof. On the Exchange Date, the Company will issue for each $1,000 principal amount of Old Notes surrendered to the Company pursuant to the Exchange Offer a like aggregate principal amount of Exchange Notes.

         Each holder of Private Notes who wishes to exchange Private Notes for Exchange Notes in the Exchange Offer is required to make certain representations, including that (i) it is neither an "affiliate" of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes received in exchange for Private Notes pursuant to the Exchange Offer, any broker-dealer who acquired such Exchange Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Private Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow participating broker-dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

          The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Private Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the date that is 30 days following the commencement of the Exchange Offer. After such event, holders of Private Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

         As of the date of this Prospectus, $150,000,000 principal amount of Old Notes are issued and outstanding ($100,000,000 of Existing Notes and $50,000,000 of Private Notes). In connection with the issuance of the Private Notes, the Company arranged for the Private Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

         The Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "--Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

         This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. The Company reserves the right
(i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

         The Exchange Notes will bear interest at a rate equal to 9.25% per annum. Interest on the Exchange Notes will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1999. The Exchange Notes will bear interest from and including August 1, 1998, the date of the most recent interest payment made on the Old Notes. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Old Notes accrued to, but not including, the date of the issuance of the Exchange Notes. Such waiver will not result in the loss of interest income to such holders, since the Exchange Notes will bear interest from August 1, 1998.

PROCEDURES FOR TENDERING OLD NOTES

     VALID TENDER

         Except as set forth below, in order for Old Notes to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "--Exchange Agent" on or prior to the Expiration Date and either (i) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

         Except as set forth below, in order for Old Notes to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "--Exchange Agent" on or prior to the Expiration Date and either (i) such Old Notes must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER

         The Exchange Agent and DTC have confirmed that any Direct Participant (as defined in "Book-Entry; Delivery and Form") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Notes. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Direct Participant may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES

         Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY

         If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (a) such tenders are made by or through an Eligible Institution;

         (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

         (c) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

         The Company's acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Company of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Notes."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliate or assign of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any Exchange Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

         (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         American Stock Transfer & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

BY REGISTERED OR CERTIFIED MAIL,                            BY FACSIMILE (ELIGIBLE INSTITUTIONS ONLY):
OVERNIGHT COURIER OR HAND DELIVERY:

                                                            (718) 234-5001
American Stock Transfer & Trust Company                     Attention: Exchange Department
40 Wall Street
New York, New York  10005                                   Confirmed by Telephone: (718) 921-8200

Attention:  Exchange Department                             (Originals of all documents submitted by facsimile
                                                            should be sent promptly by hand, overnight courier or
                                                            registered or certified mail.)

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.


FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

         Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         The Company will not make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

ACCOUNTING TREATMENT

         No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be expensed by the Company under generally accepted accounting principles.

                                PRIVATE PLACEMENT

         The net proceeds to the Company from the Private Placement were approximately $48.0 million. The Company used approximately $42,350,000 of the net proceeds to redeem all of the $40 million aggregate principal amount of the Company's 11 3/4% Senior Notes due 2000 outstanding at a price 105.875% of the principal amount thereof and remainder to repay outstanding amounts under the New Credit Facility.

                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in the capitalization of the Company.

                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company at April 30, 1998, and as adjusted to give effect to the issuance and sale of the Private Notes in the Private Placement and the application of the net proceeds therefrom as described under "Private Placement."

                                                                                      AS OF APRIL 30, 1998
                                                                             ----------------------------------------
                                                                                  ACTUAL             AS ADJUSTED
                                                                             ----------------   ---------------------
                                                                                     (DOLLARS IN THOUSANDS)

Cash................................................................            $   19,532           $   19,532
                                                                                ==========           ==========
Debt:
   Homebuilding debt
    Bank credit facilities (1)......................................                59,298               53,598
    9 1/4% Senior Notes due 2008 (excluding discount of $750).......               100,000              150,000
    11 3/4% Senior Notes due 2000...................................                40,000                   --
                                                                                ----------           ----------
      Total homebuilding debt.......................................               199,298              203,598
                                                                                ----------           ----------
   Financial services debt..........................................                19,576               19,576
                                                                                ----------           ----------
         Total debt.................................................               218,874              223,174
                                                                                ----------           ----------
Shareholders' equity:

   Common  Stock  ($.01 par  value,  25,000,000  shares  authorized;
     11,146,955 shares issued and outstanding) (2)..................                   111                  111
   Additional paid-in capital.......................................               102,841              102,841
   Retained earnings................................................                50,340               48,516
                                                                                ----------           ----------
         Total shareholders' equity.................................               153,292              151,468
                                                                                ----------           ----------
         Total capitalization.......................................            $  372,166           $  374,642
                                                                                ==========           ==========

---------------------
(1) On May 28, 1998, the Company entered into the New Credit Facility which replaced the Company's secured lines of credit which existed on April 30, 1998, other than the Warehouse Lines of Credit. See "Summary--Recent Developments--New Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(2) Excludes 605,100 shares of Common Stock subject to outstanding options as of April 30, 1998, of which options to purchase 539,100 shares were exercisable on that date.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

         The following table sets forth selected consolidated financial and operating data of the Company. The selected consolidated financial and operating data as of and for the years ended October 31, 1993 through 1997 were derived from the Company's consolidated financial statements which have been audited by BDO Seidman, LLP, independent certified public accountants. The selected consolidated financial and operating data as of and for the six months ended April 30, 1997 and 1998 were derived from the Company's unaudited financial statements which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the six months ended April 30, 1998 are not necessarily indicative of results for the full fiscal year. The information presented below should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus or incorporated by reference herein.

                                                                                                   SIX MONTHS ENDED
                                                       YEARS ENDED OCTOBER 31,                         APRIL 30,
                                     ------------------------------------------------------------ -------------------
                                         1993         1994        1995        1996        1997      1997      1998
                                     ------------  ----------- ----------- ----------  ---------- --------- ---------
STATEMENT OF OPERATIONS DATA:
Revenues.....................          $137,386     $224,459    $244,528    $332,088    $425,295   $205,228 $214,752
Costs and expenses:
   Cost of sales - homes.....           112,352      183,752     184,888     260,651     345,295   165,537   165,029
   Cost of sales - land......               498        2,577      17,332      15,589       7,095     5,058     9,333
   Selling, marketing,
   general & administrative..            12,741       19,993      24,466      31,906      39,620    19,413    22,731
   Depreciation &
   amortization..............             1,677        2,402       3,532       2,977       2,374     1,272     1,235
   Financial services........                 0        3,556       4,774       7,264       9,012     4,331     5,668
                                       --------    --------     --------    --------    --------   -------- --------
   Total costs and expenses..           127,268      212,280     234,992     318,387     403,396   195,611   203,996
                                       --------    --------     --------    --------    --------   -------- --------
Income before income taxes...            10,118       12,179       9,536      13,701      21,899     9,617    10,756
                                       --------    --------     --------    --------    --------   -------- --------
Income before cumulative
   effect of accounting
   change and extraordinary
   charge (1)................          $  6,298    $   7,575    $  5,912    $  8,495    $ 13,468     5,914     6,615
                                       ========    =========    ========    ========    ========   ======== ========
Income per share before
   cumulative effect of
   accounting change and
   extraordinary charge
   -- diluted...............              $0.81        $0.96       $0.74       $1.03       $1.58     $0.71     $0.74
Weighted  average  number  of
   shares outstanding --
   diluted...................             8,131        8,817       9,132       9,251       9,246     9,105     8,964

OTHER FINANCIAL DATA:
   EBITDA(2).................           $15,924      $22,293     $19,972     $28,221     $40,339   $18,725   $20,029
   Interest incurred.........             4,068        7,183      13,750      15,272      15,623     7,815     8,277
   Ratio of EBITDA to
      interest incurred......              3.91x        3.10x       1.45x       1.85x       2.58x     2.40x     2.42x
   Ratio of earnings to
   fixed charges(3)..........              3.14x       2.56x        1.18x       1.63x       2.40x     2.20x     2.24x

SUMMARY OPERATING DATA:
   Units:
      Deliveries.............               797        1,225       1,137       1,567       1,992       954     1,008
      Backlog at end of
         period..............               687          560         804       1,016         869       932     1,444
   Aggregate sales value of
      backlog................          $119,491     $108,200    $161,900    $210,300    $173,989  $193,700 $278,100
   Average sales price of
   homes in backlog..........               174          193         201         207         200       208       193

                                                          AS OF OCTOBER 31,
                                      -----------------------------------------------------------   AS OF APRIL 30,
                                         1993         1994        1995        1996        1997           1998
                                      -----------  ----------  ----------  ----------  ----------  -----------------
BALANCE SHEET DATA:
   Cash......................         $  27,326    $  13,121   $  13,400   $  21,700   $  16,546       $  19,532
   Homebuilding inventories..            88,902      138,428     198,664     220,564     230,108         337,826
   Total assets..............           143,991      188,913     251,918     284,789     288,412         405,749
   Total homebuilding debt...            63,794       99,428     147,454     152,117     152,064         199,298
   Total debt(4).............            66,575      102,341     153,927     165,123     166,593         218,874
   Shareholders' equity......            58,102       66,303      74,106      81,492      93,180         153,292

------------------
(1) Effective November 1, 1993, the Company adopted statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," which requires an asset and liability method of accounting for income taxes. The Company recorded a benefit of $1,332,000 in the first quarter of fiscal 1994 as a cumulative effect on prior years of this accounting change which has been excluded from the calculation of income before cumulative effect of accounting change and extraordinary charge. Income before cumulative effect of accounting change and extraordinary charge for the six months ended April 30, 1998, excludes the extraordinary charge of $810,000, net of income taxes, or $.09 per share, on a diluted basis, resulting from the elimination of deferred loan costs and the premium paid in connection with the redemption of $14,598,000 aggregate principal amount of the Company's 7% Convertible Subordinated Debentures due 2003.

(2) EBITDA is defined as income before income taxes, amortization of capitalized interest expense included in the cost of goods sold, depreciation, other amortization and cumulative effect of accounting change and extraordinary charge. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity.

(3) Computed by dividing earnings by fixed charges. "Earnings" consist of income from operations before income taxes, plus amortization of previously capitalized interest included in costs of sales and fixed charges, exclusive of capitalized interest costs. "Fixed Charges" consist of interest costs incurred, including capitalized interest costs plus amortization of loan costs and that portion of operating lease rental expense deemed to be representative of interest.

(4)  Total debt includes financial services debt.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IS BASED UPON AND SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

OVERVIEW

     GENERAL. The following table sets forth for the periods indicated certain items of the Company's financial statements expressed as a percentage of the Company's total revenues:

                                                                                 SIX MONTHS ENDED APRIL 30,
                                                                             ------------------------------------
                                                                                  1997                  1998
                                                                             ---------------       --------------
Total revenues.........................................................          100.0%               100.0%
Costs of home construction and land sales..............................           83.1                 81.2
Selling, marketing, general and administrative expense.................            9.5                 10.6
Income before income taxes.............................................            4.7                  5.0

         BACKLOG. Sales of the Company's homes are generally made pursuant to a standard contract which requires a down payment of up to 10% of the sales price. The contract includes a financing contingency which permits the customer to cancel in the event mortgage financing at prevailing interest rates (including financing arranged by the Company) is unobtainable within a specified period, typically four to six weeks. The Company includes an undelivered home sale in its backlog upon execution of the sales contracts and receipt of the down payment. Revenue is recognized only upon the closing and delivery of a home. The Company estimates that the average period between the execution of a purchase agreement for a home and delivery is approximately six months. The following table sets forth the Company's backlog for the periods indicated:

                                                                        APRIL 30,
                                      -------------------------------------------------------------------------------
                                                       1997                                    1998
                                      -------------------------------------     -------------------------------------
                                            UNITS              DOLLARS              UNITS              DOLLARS
                                      -----------------    ----------------     --------------     ------------------
                                                                  (Dollars in thousands)
South Florida....................             490              $109,800               356              $72,300
Central Florida..................             187                34,800               300               56,200
West Coast Florida...............              54                 9,000               201               33,900
Dallas, TX.......................              52                 8,800               163               24,700
Denver, CO.......................              96                18,400               169               33,900
Virginia/Maryland................              35                 8,800                73               19,400
Raleigh, NC......................              18                 4,100                19                3,700
Atlanta, GA......................               0                     0                 8                1,200
Phoenix, AZ......................               0                     0               155               32,800
                                            -----         -------------            ------           ----------
     Total.......................             932              $193,700             1,444             $278,100
                                              ===              ========             =====             ========

         The increase in unit backlog at April 30, 1998 was due to a record 1,583 new homes sales during the six months ended April 30, 1998. This represents an 82% increase in the number of new home sales contracts signed, when compared with 870 contracts in the six months ended April 30, 1997. At April 30, 1998, the Company was marketing 82 subdivisions, compared to 71 subdivisions at April 30, 1997, including 18 subdivisions in South Florida; 16 in Central Florida; 12 in West Coast Florida; 7 in Dallas, Texas; 11 in Denver, Colorado; 6 in Virginia and Maryland; 3 in Raleigh, North Carolina; 3 in Atlanta, Georgia and 6 in Phoenix, Arizona.

RESULTS OF OPERATIONS

         SIX MONTHS ENDED APRIL 30, 1998 COMPARED TO SIX MONTHS ENDED APRIL 30, 1997.

         The Company's revenues from home sales for the six months ended April 30, 1998 increased $1.7 million (or 0.9%) compared to the same period in fiscal 1997. The number of homes delivered increased 5.7% (to 1,008 from 954) and the average selling price of homes delivered decreased 4.4% (to $194,000 from $203,000). The increase of revenues and homes delivered was primarily attributable to a higher velocity of homes delivered in backlog during the six months ended April 30, 1998 compared with the prior year period. Management believes that changes in the average selling price of homes delivered from period to period are attributable to discrete factors at each of its subdivisions, including product mix and premium lot availability, and cannot be predicted for future periods with any degree of certainty.

         The Company's revenues from land sales increased approximately $4.8 million during the six months ended April 30, 1998, as compared to the same period in fiscal 1997, primarily as a result of an increase in commercial land sales at Pembroke Falls, a master-planned community in South Florida.

         Cost of home sales decreased $500,000 (or 0.3%) compared to the same period in fiscal 1997 primarily due to the product mix in home sale revenues. Cost of home sales as a percentage of home sales were comparable for the six months ended April 30, 1998 and the same period in fiscal year 1998.

         The Company's selling, marketing, general and administrative ("S,G&A") expenses increased approximately $3.3 million (or 17.1%) during the six months ended April 30, 1998, as compared to the corresponding fiscal 1997 period, primarily due to selling and marketing expenses associated with the increased number of residential subdivisions and increased general and administrative expenses associated with payroll costs. S,G&A expenses as a percentage of total revenues for the six months ended April 30, 1998 increased to 10.6% compared to 9.5%, primarily due to the increased selling costs related to the increased number of residential subdivisions for the period as compared to the prior year.

         Primarily as a result of the increase in revenues, net income before extraordinary item increased by $700,000 in the six months ended April 30, 1998 from the comparable period in fiscal 1997.

         YEAR ENDED OCTOBER 31, 1997 COMPARED TO YEAR ENDED OCTOBER 31, 1996.

         The Company's revenues from home sales during fiscal 1997 increased $100.4 million (or 33.0%) compared to fiscal 1996. The number of homes delivered by the Company increased 27.1% (to 1,992 from 1,567) and the average selling price of homes delivered increased 4.6% (to $203,000 from $194,000). The increase of revenues and homes delivered was primarily attributable to a higher percentage of backlog being delivered during fiscal 1997. Management believes that changes in the average selling price of homes delivered from period to period are attributable to discrete factors at each of its subdivisions, including product mix and premium lot availability, and cannot be predicted for future periods with any degree of certainty.

         The Company's revenues from land sales decreased approximately $9.9 million (or 56.3%) during fiscal 1997 as compared to fiscal 1996, primarily as a result of a decrease in commercial and multi-family land sales at Pembroke Falls.

         Cost of home sales increased approximately $84.6 million (or 32.5%) compared to fiscal 1996, primarily due to the related increase in home sales revenues. Cost of home sales as a percentage of home sales decreased to 85.3% from 85.7% as a result of the product mix of homes delivered.

         Cost of land sales decreased approximately $8.5 million (or 54.5%) during fiscal 1997 as compared to fiscal 1996, primarily as a result of the decrease in land sales. Costs of land sales as a percentage of land sales increased to 92.3% from 88.7%, which was primarily attributable to lower margin single family lots available for sale. Margins from land sales at Pembroke Falls in fiscal 1997 were comparable to fiscal 1996.

         The Company's S,G&A expenses increased approximately $7.7 million (or 24.2%) during fiscal 1997 as compared to fiscal 1996, primarily as a result of variable selling costs associated with the greater number of homes closed and an increase in selling expenditures related to an increase in the number of residential subdivisions. S,G&A expenses as a percentage of total revenues decreased from 9.6% in fiscal 1996 to 9.3% in fiscal 1997, primarily due to certain economies of scale.

         Fiscal 1997 income before income taxes increased $8.2 million (or 59.8%) as compared to fiscal 1996, primarily due to the increase in home sales revenues.

         YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1995.

         The Company's revenues from home sales during fiscal 1996 increased $87.9 million (or 40.7%) compared to fiscal 1995. The number of homes delivered by the Company increased 37.8% (to 1,567 from 1,137) and the average selling price of homes delivered increased 2.1% (to $194,000 from $190,000). The increase of revenues and homes delivered was primarily attributable to the record backlog of homes under contract at the beginning of fiscal 1996 and improved sales activity in all homebuilding divisions as compared to fiscal 1995. Management believes that changes in the average selling price of homes delivered from period to period are attributable to discrete factors at each of its subdivisions, including product mix and premium lot availability, and cannot be predicted for future periods with any degree of certainty.

         The Company's revenues from land sales decreased approximately $3.4 million (or 16.2%) during fiscal 1996 as compared to fiscal 1995 primarily as a result of a decrease in commercial and multi-family land sales at Pembroke Falls.

         Cost of home sales increased approximately $75.7 million (or 40.9%) compared to fiscal 1995, primarily due to the related increase in home sales revenues. Cost of home sales as a percentage of home sales is consistent with fiscal 1995.

         Cost of land sales decreased approximately $1.7 million (or 10.1%) during fiscal 1996 as compared to fiscal 1995, primarily as a result of the decrease in land sales. Costs of land sales as a percentage of land sales increased to 88.7% from 82.7%, which was primarily attributable to lower margin single family lots available for sale. Margins from land sales at Pembroke Falls in fiscal 1996 were comparable to fiscal 1995.

         The Company's S,G&A expenses increased approximately $7.4 million (or 30.4%) during fiscal 1996 as compared to fiscal 1995, primarily as a result of selling costs associated with the greater number of homes closed and an increase in selling expenditures related to an increase in the number of residential subdivisions. S,G&A expenses as a percentage of total revenues decreased from 10.0% in fiscal 1995 to 9.6% in fiscal 1996, primarily due to economies of scale.

         Fiscal 1996 income before income taxes increased $4.2 million (or 43.7%) as compared to fiscal 1995, primarily due to the increase in home sales revenues.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL. The Company's financing needs depend upon its construction volume, asset turnover and land acquisitions. The Company has financed and expects to continue to finance, its working capital needs through funds generated by operations and borrowings. Funds for future land acquisitions and construction costs are expected to be provided primarily by cash flows from operations and future borrowing as permitted under the Company's bank credit facilities.

         At April 30, 1998, the Company had outstanding $17.9 million of purchase money mortgages and bank borrowings of $41.4 million under its various revolving lines of credit, and had available additional borrowings of $61.5 million. At April 30, 1998, the Company had two primary credit agreements (the "Agreements") with various lending institutions which provided for a combined $130.0 million collateralized revolving line of credit. Borrowings under these Agreements bore interest at rates ranging from LIBOR plus 2.50% to prime plus 0.25% at the Company's election. Available borrowings under the Agreements were limited to certain percentages of finished lots, construction costs, land and land under development.

         On May 28, 1998, the Company entered into the New Credit Facility. The New Credit Facility provides for up to $170 million of unsecured borrowings. Borrowings under the New Credit Facility generally bear interest at a fluctuating rate based upon the prime rate as announced by SunTrust, the federal funds rate or LIBOR. All outstanding borrowings under the New Credit Facility are due in May 2001. The New Credit Facility contains various operating and financial covenants and all of the Company's subsidiaries are guarantors of the Company's obligations under the New Credit Facility. Available borrowings under the New Credit Facility are limited to certain percentages of finished lots, construction costs, land and land under development.

         The New Credit Facility replaces all of the Company's secured lines of credit, including the Agreements, other than the Warehouse Lines of Credit. All amounts outstanding under the Agreements as of April 30, 1998, have been repaid with the proceeds of borrowings under the New Credit Facility. As of June 9, 1998, the Company had $40 million outstanding under the New Credit Facility. The Company believes that amounts generated from operations and additional borrowings under the New Credit Facility will provide adequate funds to finance its homebuilding activities and meet its debt service requirements for fiscal year 1998.

         On October 17, 1997, the Company announced the early redemption of $15.0 million of its 7% Convertible Subordinated Notes due 2003 (the "1993 Notes"). On November 18, 1997, the Company redeemed approximately $14.6 million aggregate principal amount of the 1993 Notes and $570,000 aggregate principal amount of the 1993 Notes were converted by the holders thereof into 40,708 shares of Common Stock of the Company. The Company established a $15.0 million short term unsecured credit facility to fund this redemption. During the three months ended April 30, 1998, the Company redeemed an additional $4,000 aggregate principal amount of the 1993 Notes and the remaining outstanding approximately $14.8 aggregate principal amount of the 1993 Notes were converted by the holders thereof into approximately 1.1 million shares of Common Stock.

         On February 2, 1998, the Company consummated (i) an underwritten public offering of 3,105,000 shares (including 405,000 shares issued pursuant to an over-allotment option) of the Company's Common Stock and (ii) an underwritten public offering of $100,000,000 aggregate principal amount of the Existing Notes. The net proceeds to the Company from the these offerings was approximately $137.2 million. The Company used such net proceeds as follows: (i) $115.9 million to repay amounts outstanding under certain of the Company's homebuilding lines of credit; (ii) $5.1 million to repay outstanding amounts under the Company's financial services line of credit; and (iii) $16.2 million for general corporate purposes.

         Preferred Home Mortgage Company ("PHMC") has a warehouse line of credit in the amount of $23.0 million which is guaranteed by the Company (the "Existing Warehouse Line of Credit"). At April 30, 1998, PHMC had outstanding borrowings of $19.6 million pursuant to the Existing Warehouse Line of Credit from origination of mortgage loans. On May 27, 1998, PHMC entered into a new $25.0 million warehouse line of credit which is guaranteed by the Company (the "New Warehouse Line of Credit" and, together with the Existing Warehouse Line of Credit, the "Warehouse Lines of Credit."). All future borrowings by PHMC will be made under the New Warehouse Line of Credit.

         LAND ACQUISITION AND CONSTRUCTION FINANCING. The Company is continually exploring opportunities to purchase parcels of land for its homebuilding operations and is, at any given time, in various stages of proposing, making offers for, and negotiating the acquisition of various parcels, whether outright or through options. During the six months ended April 30, 1998, the Company increased land inventories approximately $79.8 million to provide land for continued growth.

         The Company has increased its land development and construction activities in response to current and anticipated demand and expects to pursue additional land acquisition and development opportunities in the future. However, the Company's ability to undertake significant additional projects is expected to depend in part upon the availability of financing on satisfactory terms. To date, the Company has not had any significant difficulties in securing acquisition, development and construction financing and, except with respect to major land acquisitions, management believes that such financing will continue to be available on satisfactory terms. However, there can be no assurance that sufficient financing on satisfactory terms will continue to be available.

INFLATION

         The Company, as well as the homebuilding industry in general, may be adversely affected during periods of high inflation, primarily because of higher land and construction costs. In addition, higher mortgage interest rates may significantly affect the affordability of permanent mortgage financing to prospective purchasers. Inflation also increases the Company's interest costs and costs of labor and materials. The Company attempts to pass through to its customers any increases in its costs through increased selling prices and, to date, inflation has not had a material adverse effect on the Company's results of operations. However, there is no assurance that inflation will not have a material adverse impact on the Company's future results of operation.

INTEREST RATES

         The Company's operations are interest rate sensitive. Overall housing demand is adversely affected by increases in interest costs. If mortgage interest rates increase significantly, this may negatively impact the ability of a home buyer to secure adequate financing. Such results of higher interest rates may result in adversely affecting the Company's revenues, gross margins and net income.

YEAR 2000 ISSUES

         The Company conducts its business primarily with commercial software provided by third party vendors. After an analysis of the Company's exposure to the impact of year 2000 issues, management believes that such commercial software is substantially year 2000 compliant, and that completion of the year 2000 compliance is not expected to have a material impact on the Company's business, operations or financial condition. Management is not in a position to evaluate the extent, if any, to which any year 2000 issues that may affect the economy generally or any of its subcontractors, suppliers or vendors in particular would also be likely to affect the Company.

NEW FASB PRONOUNCEMENTS

         Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" ("SFAS No. 128"), issued in February 1997, replaces the current methodology for calculating and presenting earnings per share. Under SFAS No. 128, primary earnings per share will be replaced with a presentation of basic earnings per share and fully diluted earnings per share will be replaced with diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shares outstanding for the period by the weighted average of common shares outstanding. Diluted earnings per share is computed similarly to fully diluted earnings per share in accordance with the Accounting Principles Board ("APB") Opinion No. 15. The Company adopted SFAS No. 128 in the six months ended April 30, 1998. The impact of the adoption of SFAS No. 128 has not been material.

         SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance.

         Both SFAS No. 130 and No. 131, issued in June 1997, are effective for financial statements for periods beginning December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                    BUSINESS

GENERAL

         Engle Homes, Inc. designs, constructs, markets and sells detached single-family residences, townhomes, patio homes and condominiums to entry level and move-up buyers, retirees and second-home, seasonal buyers. Engle operates in nine geographic markets: Broward County, Palm Beach County and Martin County in South Florida; Orlando in Central Florida; Tampa, Sarasota, Naples and Fort Myers on the west coast of Florida; Denver, Colorado; Dallas, Texas; Virginia and Maryland; Raleigh, North Carolina; Phoenix, Arizona; and Atlanta, Georgia. The Company offers a variety of home styles at prices ranging from approximately $80,000 to over $400,000 with an average sales price in fiscal 1997 of approximately $203,000. In addition, the Company operates a mortgage company which provides mortgages primarily to its home buyers in all of its geographic markets and a title company which provides services to its home buyers and third parties in Florida and Denver, Colorado.

         Engle is a leading Florida homebuilder. The Company believes that it is the number two and number four builder of single-family homes in South Florida and Central Florida, respectively, based on revenues from unit closings for the twelve months ended June 30, 1997. Florida is the number one homebuilding state in the United States in terms of total housing starts. In addition, Florida is currently the fourth largest state based upon total population and has consistently ranked among the top four states in population growth over the past seven decades.

         Since 1993, Engle has expanded into eight of the top 20 homebuilding markets in the nation through both start-up operations and the acquisition of a homebuilder in Denver, Colorado. In fiscal 1997, approximately 32% of the Company's revenues from home sales were generated outside of the Florida markets as compared to none in fiscal 1993. Most recently, in fiscal 1997 Engle entered both the Phoenix, Arizona and Atlanta, Georgia markets through start-up operations.

         Over the past five years, the Company's total revenues have grown from $137.4 million in fiscal 1993 to $425.3 million in fiscal 1997, with annual EBITDA growing from $15.9 million to $40.3 million over the same period, representing compound annual growth rates of 33% and 26%, respectively. The Company's fiscal 1997 total revenues of $425.3 million and EBITDA of $40.3 million were the highest in the Company's history. The number of homes delivered increased from 797 in fiscal 1993 to 1,992 in fiscal 1997. At the end of fiscal 1997, Engle was marketing homes in 68 communities.

BUSINESS STRATEGY

         Engle believes that its success has been due to its market-oriented approach which it applies to each of the following: (i) identifying new markets;
(ii) acquiring land; and (iii) diversifying its product offerings and price ranges to appeal to most segments of the home buying public. Engle believes that this strategy enables it to respond more rapidly to changing market conditions.

         EXPAND IN EXISTING AND NEW MARKETS. The Company has successfully expanded its operations through both start-up operations in new and existing markets and the acquisition of a homebuilder in Denver, Colorado. Within its existing markets, the Company believes that it is able to gain greater market share by increasing the number of residential projects, thereby leveraging its existing management structure and enhancing profitability through economies of scale. As part of its strategy to further diversify geographically, the Company continually seeks and evaluates market expansion opportunities, including potential acquisitions of homebuilding companies. The Company seeks to expand into geographic markets with significant single-family home permit activity, substantial job growth, a diversified economy and an availability of strong management with local market expertise. Since its initial public offering in January 1992, the Company has expanded into eight new geographic markets.

         OFFER A BROAD SELECTION OF PRODUCTS. The Company designs its homes to appeal to a wide variety of home buyers, including entry level and move-up buyers, retirees and second-home, seasonal buyers. Accordingly, the Company offers a number of home styles and price ranges at various locations in each market, including golf and waterfront communities in certain markets. Engle's product offerings include semi-custom estate homes, detached single-family residences, townhomes, semi-detached patio-homes, duplexes and condominiums. Management believes that the Company's long-standing policy of product diversification enables it to respond more rapidly to changing market conditions.

         SELECTIVELY ACQUIRE LAND. The Company maintains a land acquisition policy designed to enhance profitability and return on capital while minimizing the risks associated with investments in land. Engle seeks to identify and acquire superior locations in each market and offer a number of communities with diverse products and sales prices. The Company prefers to acquire improved residential lots ready for construction by entering into option contracts, whenever possible, or through outright purchases. The Company also acquires tracts of land that require site improvements prior to the start of home construction. Occasionally, Engle purchases larger parcels of undeveloped land suited for master-planned communities, primarily in South Florida. When acquiring larger parcels, the Company typically contracts to sell portions of improved or unimproved land to other builders as a source of additional revenue thereby reducing the Company's investment. In addition, when economically advantageous to the Company, Engle enters into partnership or joint venture agreements with other major homebuilders to purchase and develop well located parcels of land. The Company generally purchases land only after required zoning entitlements have been obtained.

         MAINTAIN STRINGENT COST CONTROLS. The Company believes that maintaining stringent cost controls is a key factor in achieving profitability. The Company seeks to reduce its costs and risks by (i) obtaining required zoning entitlements prior to purchasing land, (ii) using subcontractors to perform home construction and site improvement work on a fixed price basis, (iii) minimizing inventory of unsold homes, (iv) improving construction cycle time for new homes,
(v) using its position as a leading homebuilder to obtain national volume discounts on construction materials and favorable pricing from subcontractors and (vi) maintaining a sophisticated management information system that allows it to monitor homebuilding production, scheduling and budgeting on a daily basis.

         COMMITMENT TO CUSTOMER SATISFACTION. The Company is dedicated to providing customer satisfaction through quality construction and customer service. Divisional managers are responsible for the quality of construction and the level of customer satisfaction in their respective divisions.

         EXPERIENCED MANAGEMENT WITH DECENTRALIZED OPERATING STRUCTURE. To serve the needs of each of its markets, the Company relies upon the expertise of its division managers, each of whom has significant experience in the homebuilding industry. In order to align corporate and divisional profit goals, division managers receive bonuses based on the return on assets of their respective divisions. The division managers benefit from Engle's corporate expertise in sales and marketing, land acquisition, financial services and its centralized accounting department. The Company believes that this interaction between the divisional managers and corporate management provides enhanced operating results.

LAND ACQUISITION AND DEVELOPMENT

         The Company prefers to acquire improved residential lots ready for construction by entering into option contracts, whenever possible, or through outright purchases. The Company also acquires tracts of land that require site improvements prior to the start of home construction. Occasionally, the Company purchases larger tracts of land with the intention of reselling portions of the tracts to other builders as a source of additional revenue. Specifically, the Company purchased large tracts of land and sold parcels to other builders in connection with the development of its master-planned communities, including Embassy Lakes, North Passage, Lakeside Green and currently, Pembroke Falls. Unlike the Company's more typical subdivision projects, the Company's master-planned communities have involved significantly larger tracts of land, greater planning and site improvement activities and the development of more extensive recreational facilities and related amenities. The Company's master-planned communities normally take five or more years to complete depending on the project's size, economic conditions prevailing at the time and the Company's strategy for the particular project. Engle's more traditional residential developments usually take two to three years to complete.

         Management believes that the Company's Pembroke Falls project exemplifies the opportunities available to the Company when developing master-planned communities. In February 1994, the Company acquired this approximately 1,500 acre parcel located in southwest Broward County, Florida, a rapidly developing housing market. The purchase price for the Pembroke Falls parcel was $25.7 million, or approximately $17,100 per acre. The Company expects to build approximately 2,000 single-family housing units and has sold most of the approximately 222 acres of land zoned for commercial and multi-family use. Through October 31, 1997, approximately $45.4 million in land sales contracts had been written, of which $34.5 million closed through fiscal 1997. Of the remaining $10.9 million in contracts, $8.3 million are binding contracts, and $2.6 million are contingent upon completion of an inspection period during the next ninety days. Management believes that the purchase of this relatively large parcel enabled the Company to obtain desirable land inventory in its South Florida division for future development at a lower cost than if the Company had purchased smaller parcels available for immediate construction of homes.

         The Company's land purchase agreements are typically subject to numerous conditions, including, but not limited to, the Company's ability to obtain necessary zoning and other governmental approvals for the proposed subdivision. During the contingency period, the Company also confirms the availability of utilities, conducts hazardous waste and other environmental analysis, and completes its marketing feasibility studies.

         The Company expends considerable effort in developing a design and marketing concept for each of its subdivisions, which includes determination of size, style and price range of the homes and, in certain projects, layout of streets, layout of individual lots and overall community design. The product line offered in a particular subdivision depends upon many factors, including housing generally available in the area, the needs of the particular market and the Company's costs of lots in the subdivision. The Company, where necessary, undertakes development activities that include government approvals, site planning, engineering, as well as constructing roads, sewer, water and drainage facilities and, where applicable for recreational facilities and other amenities.

         At April 30, 1998, the Company was marketing 82 subdivisions, compared to 71 subdivisions at April 30, 1997, including 18 subdivisions in South Florida; 16 in Central Florida; 12 in West Coast Florida; 7 in Dallas, Texas; 11 in Denver, Colorado; 6 in Virginia and Maryland; 3 in Raleigh, North Carolina; 3 in Atlanta, Georgia and 6 in Phoenix, Arizona. The Company's residential real estate inventory at April 30, 1998 was as follows:

                                                 HOMES UNDER CONSTRUCTION         LOTS AVAILABLE FOR FUTURE CONSTRUCTION
                                           ------------------------------------ ------------------------------------------
                               TOTAL LOTS                SPECULATIVE
DIVISION                       AVAILABLE     SOLD(1)          (2)        MODELS      SOLD(1)     UNSOLD      OPTIONS
----------------------------- -----------  -----------  -------------  -------- -------------- ----------  ---------------
South Florida(3)...........       3,609 (4)      205          175          14          151       2,930         134
Central Florida(5).........       1,554          127           29          22          173         650         553
West coast Florida(6)......       2,899 (7)       92           33          15          109       2,200         450
Denver, CO.................       1,102          101           40           3           68         409         481
Dallas, TX.................         978           44           17           9          119         272         517
Virginia and Maryland......         255           51           19           7           22          99          57
Raleigh, NC................         246           15           12           1            4         214          --
Phoenix, AZ................       1,046           94           17           5           61         560         309
Atlanta, GA................         619            2            4           2            6         197         408
                              -----------  -----------  -------------  -------- -------------- ----------  ----------
   Total...................      12,308          731          346          78          713       7,531       2,909
                              ===========  ===========  =============  ======== ============== ==========  ==========

------------------------

(1) Under contract, but not delivered. See the discussion of the Company's backlog under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) Speculative units are unsold homes that are completed or under construction.

(3)  South Florida refers to Broward County, Palm Beach County and Martin
     County.

(4)  Includes 1,552 remaining lots in Pembroke Falls.

(5)  Central Florida refers to Orlando.

(6)  Florida's west coast refers to Tampa, Sarasota, Naples and Fort Myers.

(7)  Includes 871 lots in Lake Bernadette in Tampa.

CONSTRUCTION

         The Company acts as the general contractor for the construction of its residential developments. Company employees monitor the construction of each project, participate in all material design and building decisions, coordinate the activities of subcontractors and suppliers, subject their work to quality and cost controls and monitor compliance with zoning and building codes. Subcontractors typically are retained for a specified project pursuant to a contract which obligates the subcontractor to complete construction at a fixed price.

         The Company does not maintain significant inventories of construction materials except for work in process, materials for homes under construction and a limited amount of other construction materials. Generally, the construction materials used in the Company's operations are readily available from numerous sources.

MARKETING AND SALES

         The Company sells its homes primarily through commissioned employees, who typically work from sales offices located at the model homes in each Engle subdivision, as well as through cooperating independent brokers. In all instances, Company personnel are available to assist prospective buyers by providing them with floorplans, price information, tours of model homes and the selection of options and upgrades. Options and upgrades are generally priced to have a positive effect on profit margins. Sales personnel are trained by the Company and attend periodic meetings to be updated on the availability of financing, construction schedules, marketing and advertising plans.

         The Company advertises in newspapers, magazines and on billboards. Engle also uses out-of-state home shows, radio, video tapes, direct mail advertising, special promotional events, illustrated brochures and model homes in its comprehensive marketing program. In addition, Engle maintains a web site on the Internet. The Company also uses a cross-referral program that encourages Company personnel to direct customers to other Engle subdivisions based on the customers' needs.

CUSTOMER SERVICE AND QUALITY CONTROL

         The Company's customer service department is responsible for pre-closing and post-closing customer needs. Prior to closing, a Company employee accompanies the buyer on a home orientation and inspection tour. The Company is continuing with its objective to provide quality construction through on-going training programs to maintain its high quality construction standards. The Company also provides home buyers with a limited warranty program which, in general, provides a home buyer with a one-year warranty on workmanship and building materials and a ten-year structural warranty. In addition, the Company purchases, when required by local or state ordinances, builder liability insurance for major structural defects.

FINANCIAL SERVICES

         The Company's financial services subsidiaries provide mortgage banking and title insurance services. For fiscal 1997, the financial services subsidiaries increased their profitability to $2.7 million, an increase of 49% compared to fiscal 1996.

         MORTGAGE BANKING. In April 1992, the Company established PHMC. PHMC is a full service mortgage banker which arranges financing through the origination of mortgage loans to the Company's home buyers and to a lesser extent third party loans that are not associated with homes built by the Company. PHMC is an approved lender by the Federal National Mortgage Association ("FNMA") to deliver loan origination to FNMA and to other investors and to service such loans.

         During fiscal 1997, PHMC originated and sold approximately $138.0 million in mortgage loans (including servicing rights), representing a significant portion of the Company's home buyers that requested mortgage financing. Substantially all of PHMC's revenues are derived from mortgages on homes built by Engle. At April 30, 1998, PHMC was originating mortgages in substantially all Engle homebuilding divisions.

         PHMC must comply with various federal and state laws and consumer credit rules and regulations in connection with its mortgage lending activities. In addition, the mortgage banking industry in the United States is highly competitive. PHMC competes with other mortgage companies and financial institutions to provide mortgage financing to both the Company's customers as well as the general public.

         TITLE SERVICES. In September 1992, the Company purchased all the outstanding common stock of the Title Store, Inc. In May 1994, the Company acquired all the capital stock of Universal Land Title, Inc. ("ULT"), a company that sells, but does not underwrite, title policies and simultaneously merged with the Title Store, Inc. to form one company. ULT currently provides title services to the Company's home buyers in Florida and Denver, Colorado, as well as third parties. At April 30, 1998, ULT was operating 15 offices in Florida and four offices in Denver, Colorado.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         In developing housing communities, the Company must obtain the approval of numerous government authorities regulating such matters as permitted land uses and levels of density, the installation of utility services such as water and waste disposal and the dedication of acreage for open space, parks, schools and other community purposes. Several authorities in Florida and other states have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas and the amount of these fees has increased significantly during recent years. Many state laws require the use of specific construction materials which reduce the need for energy-consuming heating and cooling systems. Local governments also, at times, declare moratoriums on the issuance of building permits and impose other restrictions in areas where sewage treatment facilities and other public facilities do not reach minimum standards. To date, the governmental approval processes and the restrictive zoning and moratoriums discussed above have not had a material adverse effect on the Company's development activities. However, there is no assurance that these and other restrictions will not adversely affect the Company in the future. The Company is also subject to a variety of Federal, State and local statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, cause the Company to incur substantial compliance and other costs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Prior to consummating the purchase of land, the Company engages independent environmental engineers to evaluate such land for the presence of hazardous or toxic materials, wastes or substances. The Company has not been materially affected to date by the presence or potential presence of such materials.

         To varying degrees, certain permits and approvals will be required to complete the residential developments currently being planned by the Company. The ability of the Company to obtain necessary approvals and permits for these projects is often beyond the Company's control, and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. To minimize these risks, the Company generally restricts land purchases to tracts that have zoning entitlements.

         In recent years, regulation by Federal and state authorities relating to the sale and advertising of residential real estate has also become more restrictive. In order to advertise and sell condominiums and other residential real estate in many jurisdictions, the Company has been required to prepare registration statements or other disclosure documents and, in some cases, to file such materials with designated regulatory agencies.

COMPETITION AND MARKET FACTORS

         The development and sale of residential properties is highly competitive and fragmented. The Company competes in each of its markets with numerous national, regional and local builders, including some builders with greater financial resources. Builders of new homes compete not only for home buyers, but also for desirable properties, raw materials and skilled subcontractors. The Company also competes for residential sales with individual sales of existing homes and available rental housing.

         The housing industry is cyclical and affected by consumer confidence levels, prevailing economic conditions generally and, in particular, by interest rate levels. A variety of other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

EMPLOYEES

         At April 30, 1998, the Company employed approximately 685 persons, including sales and marketing personnel, executive, administrative and clerical personnel, construction employees and financial services personnel.

         Although none of the Company's employees are covered by collective bargaining agreements, certain of the subcontractors which the Company engages are represented by labor unions or are subject to collective bargaining agreements. The Company believes that its relations with its employees and subcontractors are good.

PROPERTIES

         The Company's corporate office is located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, where the Company leases 9,356 square feet of office space for a term expiring in August 2006. Engle's building divisions, PHMC and ULT branch operations lease additional office space at various locations for their day-to-day operations. Management believes that the current leased offices are adequate for its needs for the foreseeable future.

LEGAL PROCEEDINGS

         The Company is involved from time to time in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information as of April 30, 1998, regarding each of the Company's executive officers, directors and other key employees:

NAME                                             AGE           POSITION WITH COMPANY
Alec Engelstein................................    67          Chairman of the Board, President and
                                                               Chief Executive Officer
Harry Engelstein...............................    63          Executive Vice President, Chief Construction
                                                               Officer and Director
John A. Kraynick...............................    43          Senior Vice President and Director
Lawrence R. Shawe..............................    42          Vice President--Sales and Marketing
David Shapiro..................................    42          Vice President--Finance, Chief Financial
                                                               Officer and Director

Paul M. Leikert................................    42          Vice President--Chief Accounting Officer
Henry H. Fishkind, Ph.D........................    48          Director
Ronald J. Korn.................................    57          Director
Alan L. Shulman................................    65          Director

         ALEC ENGELSTEIN, a co-founder and Chairman of the Board of the Company, has served as its President and Chief Executive Officer since its organization in August 1982. Alec Engelstein has over 35 years of experience in the homebuilding industry and has been actively engaged as a homebuilder in southeast Florida since 1969.

         HARRY ENGELSTEIN, a co-founder and director of the Company and Alec Engelstein's brother, has served as Executive Vice President and Chief Construction Officer since the Company's inception in August 1982. Harry Engelstein has over 30 years of experience in home construction.

         JOHN A. KRAYNICK has served as a Vice President of the Company since August 1986 and was appointed Senior Vice President in July 1991. Mr. Kraynick is responsible for administrative matters and coordinating the Company's compliance with Federal, state and local regulatory requirements. Mr. Kraynick has over 19 years of experience in the homebuilding industry.

         LAWRENCE R. SHAWE has served as the Company's Vice President--Sales and Marketing since April 1986. Mr. Shawe joined the Company in April 1984 and since such time has been responsible for the Company's sales and marketing efforts. Mr. Shawe has over 17 years of experience in the homebuilding industry.

         DAVID SHAPIRO joined the Company in June 1991, has served as the Company's Chief Financial Officer since July 1991, was appointed Vice President--Finance in October 1991 and was appointed as a director on December 17, 1997. From January 1986 until June 1991, he served as vice president of a privately held retail clothing company located in West Palm Beach, Florida. David Shapiro is Alec Engelstein's son-in-law.

         PAUL M. LEIKERT joined the Company in 1992 and has served as the Vice President--Chief Accounting Officer since March 1994. Mr. Leikert is a certified public accountant and has over 13 years of experience in the homebuilding industry.

         HENRY H. FISHKIND, PH.D., has served as a director of the Company since October 1991 and is a member of the Compensation and Audit Committees of the Board of Directors. Dr. Fishkind has served as President of Fishkind & Associates, Inc., an economic and financing consulting firm based in Orlando, Florida, since 1988. From January 1984 until December 1987, Dr. Fishkind served as president of M.G. Lewis Econometrics, Inc., the research subsidiary of an investment banking firm based in Winter Park, Florida. Dr. Fishkind also serves as editor of Econocast, a quarterly economic forecast, since 1984, and as a director of Summit Properties.

         RONALD J. KORN, chairman of the Compensation and Audit Committees of the Board of Directors, has served as a director of the Company since October 1991. Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. From August 1985 until June 1991, Mr. Korn served as the managing partner of the Miami office of KPMG Peat Marwick, a nationally recognized firm of independent public accountants. Mr. Korn also serves as a director of Vacation Break USA, Inc., which develops, markets, operates and finances vacation ownership interests in premium resort properties and as a director of Magicworks Entertainment, Inc., which produces, manages, promotes and merchandises live entertainment.

         ALAN L. SHULMAN was appointed as a director of the Company on December 17, 1997. Mr. Shulman is currently a private investor. Mr. Shulman served on the board of directors of Island National Bank in Palm Beach, Florida from its inception in 1989 until April 1, 1997 and currently serves on the board of directors of CV Reit, Inc., a New York Stock Exchange listed company.

         There are no arrangements or understandings with respect to the selection of officers or directors.

                        DESCRIPTION OF THE EXCHANGE NOTES

         The Exchange Notes will be issued, and the Private Notes were issued, under an Indenture, dated as of June 12, 1998 (the "Indenture"), among the Company, the Guarantors and American Stock Transfer & Trust Company, as Trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and, upon effectiveness of this Registration Statement, those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"). The following summary of certain provisions of the Indenture, the Exchange Notes and the Guarantees does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The Indenture has been filed with the Commission as an exhibit to the Registration Statement, of which this Prospectus forms a part.

The definitions of certain capital terms used in the following summary are set forth under "-- Certain Definitions" below.

GENERAL

         The Indenture provides for the issuance of up to $150 million principal amount of 9 1/4% Series C Senior Notes due 2008 to permit the Company to issue the Exchange Notes for all of the outstanding Existing Notes and Private Notes. The Indenture also provides the Company the flexibility of issuing additional Notes in the future; however, any issuance of additional Notes would be subject to the covenant described under "--Certain Covenants - Limitation on Debt." Any such additional Notes, the Private Notes and the Exchange Notes are collectively referred to as the "Notes" in this "Description of the Exchange Notes."

         The Notes will mature on February 1, 2008. The Notes will bear interest from the date of issuance, or from the most recent date to which interest has been paid or provided for, at the rate stated on the cover page hereof, payable in arrears on February 1 and August 1 of each year, commencing August 1, 1998, to the persons in whose names the Notes are registered at the close of business on the immediately preceding January 15 and July 15, respectively. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Notes will be general unsecured obligations of the Company, ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all existing and future senior indebtedness of the Company, including the Existing Notes and the New Credit Facility; however, the Notes will be effectively subordinated to all secured indebtedness of the Company and the Guarantors to the extent of the value of the assets securing such indebtedness. Currently, the Company and the Guarantors collectively have no secured indebtedness outstanding other than the Warehouse Lines of Credit. See "Summary--Recent Developments--New Credit Facility," "Risk Factors--Holding Company Structure; Fraudulent Conveyance Concerns" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Principal and premium, if any, and interest on the Notes are to be payable, and the Notes will be exchangeable and transfers thereof will be registrable, at the offices of the Company's agent maintained for such purposes in The City of New York; provided that payment of interest may, at the option of the Company, be made by check mailed to a holder at his registered address.

         The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. The Notes are exchangeable and transfers thereof will be registered without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any Private Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in exchange for Private Notes and Existing Notes, will be treated as a single class of debt securities under the Indenture.

THE GUARANTEES

         Each of the Guarantors will (so long as they remain Subsidiaries of the Company) unconditionally guarantee (each a "Guarantee") on a joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees will be general unsecured obligations of the Guarantors, ranking senior in right of payment to all existing and future subordinated indebtedness of the Guarantors and pari passu in right of payment with all existing and future senior indebtedness of the Guarantors, including the Existing Guarantees and the New Credit Facility Guarantees; however, the Guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness. See "Risk Factors--Holding Company Structure; Fraudulent Conveyance Concerns." Except as provided in "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

         The Indenture provides that each Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary the assets of which have a book value of not more than $1,000,000) will be a Guarantor.

         The Indenture provides that if all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Proceeds from such Asset Sale are used in accordance with the covenant "Limitation on Asset Sales," then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

OPTIONAL REDEMPTION

         The Notes are redeemable at the option of the Company, in whole or in part (in any integral multiple of $1,000), at any time on or after February 1, 2003, on not less than 30 days nor more than 60 days notice mailed to the registered holders thereof at their last registered addresses, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1, of the year listed below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2003.............................................................       104.625%
2004.............................................................       103.083%
2005.............................................................       101.542%
2006 and thereafter..............................................       100.000%

         In addition, if the Company consummates one or more public offerings of its Common Stock subsequent to the June 8, 1998 and on or prior to February 1, 2001, the Company may, at its option, redeem up to 33% of the original aggregate principal amount of the Notes with the net proceeds of such offerings at 109.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to any such redemption not less than 67% of the original aggregate principal amount of the Notes remains outstanding.

         If less than all of the Notes are to be redeemed, the Trustee will select the particular Notes (or the portions thereof) to be redeemed either by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate, but in any such event, in such manner as complies with applicable legal and stock exchange requirements. On or after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

CERTAIN COVENANTS

         CHANGE OF CONTROL.

         In the event of a Change of Control (as defined below), each holder of Notes shall have the right upon receipt of a Change of Control Notice (as defined below), at such holder's option, to require the Company to repurchase all of such holder's Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date.

         Within 30 days after the occurrence of a Change of Control, the Company or, at the request of the Company, the Trustee, shall deliver to all holders of record of the Notes a notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company shall deliver a copy of the Change of Control Notice to the Trustee. To exercise the repurchase right, on or before the 30th day after the date of the Change of Control Notice, holders of Notes must deliver written notice to the Company (or an agent designated by the Company for such purposes) of the holder's exercise of such right, together with the Notes with respect to which the right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable.

         The right to require the repurchase of Notes shall not continue after a discharge of the Company from its obligations under the Notes and the Indenture with respect to the Notes in accordance with the Indenture as described under "--Defeasance" below.

         If the Change of Control Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         As used herein, a "Change of Control" of the Company means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock (as defined below) of the Company; but only if the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; but only if the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation. "Permitted Holders" shall mean Alec Engelstein and Harry Engelstein and their respective estates, affiliates and associates (as such terms are defined in the Securities Act). "Voting Stock" shall mean, with respect to any Person, capital stock of any class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable. The Company could, in the future, enter into certain significant transactions that would not constitute a Change of Control with respect to the Change of Control purchase feature of the Notes. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

         The meaning of the phrase "all or substantially all" as used in the Indenture in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

         MAINTENANCE OF NET WORTH.

         In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $35,000,000 (the "Minimum Net Worth"), then the Company shall make an offer to all holders (a "Net Worth Offer") to acquire on a pro rata basis on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice (as defined below), Notes in an aggregate principal amount equal to 10% of the original outstanding principal amount of the Notes (or if less than 10% of the original aggregate principal amount of the Notes issued are then outstanding, all the Notes outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against the Net Worth Offer Amount the principal amount of Notes acquired by the Company prior to the Trigger Date through purchase, optional redemption or exchange. The Company, however, may not credit a specific Note in more than one Net Worth Offer. In no event shall the failure to meet the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this provision and shall notify the Trustee in writing if its Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

         Within 30 days after the Trigger Date, the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each holder (the "Net Worth Notice"). To accept a Net Worth Offer a holder shall deliver to the Company (or to a Paying Agent designated by the Company for such purpose), on or before the 30th day after the date of the Net Worth Notice, a written notice of the holder's acceptance of such offer, together with the Notes with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice delivered to the Trustee on or prior to the third day preceding the Net Worth Repurchase Date.

         If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

         LIMITATION ON DEBT.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for ("Incur") any Debt, except Permitted Debt. "Permitted Debt" means (a) Debt evidenced by the Existing Notes, the Existing Guarantees, the Offered Notes, the Guarantees of the Offered Notes, and any Exchange Notes issued in exchange for any of the foregoing including the related Guarantees, (b) Debt Incurred by the Company or any Guarantor under or in respect of a Bank Facility (including any guarantees related thereto) for working capital or other corporate purposes or evidenced by letters of credit; provided that the aggregate amount of all such Debt outstanding at any time pursuant to this clause (b) may not exceed $140,000,000, (c) Debt Incurred under a Warehouse Facility; provided that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (c) guaranteed by the Company or a Restricted Subsidiary may not exceed the value of the Mortgages pledged to secure Debt thereunder, (d) Debt of the Company to any Guarantor or of any Restricted Subsidiary of the Company to the Company or to any Guarantor, (e) Existing Debt (without duplication of Debt indicated under clauses (a)-(d) above) of the Company and its Restricted Subsidiaries other than Debt to be repaid from the proceeds of the sale of the Notes, (f) Non-Recourse Debt, (g) Debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (h) additional Debt of the Company or any Guarantor in an amount not to exceed $7,500,000 at any time outstanding, (i) Debt referred to in the definition of Interest Rate Protection Agreement, (j) Purchase Money Obligations incurred in the ordinary course of business in an amount not exceeding $5,000,000 at any time outstanding, and (k) Refinancing Debt.

         Notwithstanding the foregoing, and subject to the immediately succeeding paragraph, the Company and the Guarantors may Incur Debt if, at the time such Debt is so Incurred and after giving effect thereto and the application of the proceeds therefrom, the Company's Coverage Ratio shall not be less than 2.0 to 1.0.

         The Company shall not, and the Company will not cause or permit any Guarantor to, directly or indirectly, Incur any Debt that purports to be by its terms (or by the terms of any agreement governing such Debt) subordinated to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Debt is subordinated to such other Debt.

         LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing, or (b) the Company would be unable to incur $1.00 of additional Debt under the second paragraph set forth under the caption "Limitation on Debt," or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries (the amount expended or distributed for such purposes, if other than cash, to be determined in good faith by the board of directors of the Company) from and after February 2, 1998 shall exceed the sum of (i) the aggregate of 50% of the Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with February 1, 1998 to and including the first full month ended immediately prior to the date of such calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit),
(ii) the aggregate net proceeds (the amount of such proceeds, if other than cash, to be determined in good faith by the board of directors of the Company) received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its capital stock (other than Redeemable Stock), including the principal amount of any of the Convertible Notes outstanding on February 2, 1998 and any other convertible or exchangeable notes issued after February 2, 1998 or other convertible or exchangeable securities issued after February 2, 1998, in any such case to the extent such principal amount is converted or exchanged into capital stock from and after February 2, 1998, and options, warrants and rights to purchase its capital stock (other than Redeemable Stock); PROVIDED that the net proceeds received by the Company from the Equity Offering shall be excluded from this clause (ii), (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after February 2, 1998 (excluding any Investment described in clause (4) of the following paragraph, but including upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition of such Investment and
(iv) $5,000,000.

         The foregoing paragraph will not prevent: (1) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (2) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of capital stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of capital stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; (3) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of subordinated Debt by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (A) capital stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; or (B) Debt of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Debt (x) has no stated maturity earlier than February 1, 2008, (y) has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the subordinated Debt so purchased, exchanged, redeemed, acquired or retired; (4) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "Limitation on Asset Sales"; (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase or redemption of shares of capital stock from any officer, director or employee of the Company or its Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $250,000 per annum; (6) so long as no Default or Event of Default shall have occurred and be continuing, the making of Restricted Payments in an aggregate amount not to exceed $5,000,000 and (7) the redemption of the Convertible Notes, provided that amounts paid pursuant to clauses (1), (5) and
(6) (but not clauses (2), (3), (4) or (7)) shall reduce amounts available for future Restricted Payments under the preceding paragraph.

         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
         AFFECTING RESTRICTED SUBSIDIARIES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its capital stock to the Company or any of its Restricted Subsidiaries; (b) make payments in respect of any Debt owed to the Company or any of its Restricted Subsidiaries; or (c) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; provided, however, that the following restrictions shall not be prohibited pursuant to this provision: (i) those contained in the Indenture, the Existing Indenture, a Bank Facility, a Warehouse Facility and Refinancing Debt (to the extent restrictions contained in such Refinancing Debt are not more restrictive than those contained in the Debt being refinanced); (ii) consensual encumbrances or restrictions binding upon any person at the time such Person becomes a Subsidiary of the Company; provided that such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary of the Company and do not extend to any other property of the Company or another of its Subsidiaries;
(iii) restrictions contained in security agreements permitted by the Indenture securing Debt permitted by the Indenture to the extent such restrictions restrict the transfer of assets subject to such security agreements; (iv) any encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the leases; (v) any encumbrance or restriction pursuant to an agreement in effect on February 2, 1998; or (vi) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the capital stock or assets of such Subsidiary.

         LIMITATION ON LIENS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the assets of the Company or any such Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, other than Liens which constitute Permitted Liens at the date such Liens are created, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien. The Indenture will also provide that no Liens will be permitted to be created or suffered to exist on any Debt from the Company in favor of any Restricted Subsidiary.

         TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transactions with Affiliates of the Company unless (i) such transactions are between or among the Company and its Restricted Subsidiaries, (ii) such transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such transactions are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with an Affiliate of the Company which involves in excess of $1,000,000 and is not permitted under clause (i) of the preceding sentence, all of the disinterested members of the Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to February 2, 1998 with an Affiliate of the Company which involves in excess of $10,000,000 and is not permitted under clause (i) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by the "Limitation on Restricted Payments" covenant or (2) the payment of compensation to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries.

         LIMITATION ON ASSET SALES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly consummate an Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) of the assets disposed of, and (ii) the consideration for such Asset Sale consists of at least 85% cash; provided that (x) the amount of liabilities assumed by the transferee, (y) any notes or other obligations received by the Company or such Restricted Subsidiary and immediately converted into cash or (z) with respect to the sale or other disposition of all of the capital stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash."

         Within 12 months from the date that any Asset Sale is consummated, the Net Proceeds thereof will be reinvested in Additional Assets or applied to the redemption or repurchase of Debt of the Company which ranks pari passu with the Notes or Debt of a Restricted Subsidiary of the Company which is not subordinated to other debt of such Restricted Subsidiary (which, in each case, will be a permanent reduction of such Debt). To the extent that the Net Proceeds of an Asset Sale are not so applied, the Company or such Restricted Subsidiary, as the case may be, will, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer) to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Proceeds Repurchase Date ("a Net Proceeds Offer").

         Notwithstanding the foregoing, the Net Proceeds of an Asset Sale are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $5,000,000.

         To accept a Net Proceeds Offer a holder shall deliver to the Company (or to a Paying Agent designated by the Company for such purpose) on or before the 30th day after the date of the Net Proceeds Offer (the "Net Proceeds Repurchase Date"), a written notice of the holder's acceptance of the Net Proceeds Offer, together with the Notes with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice to the Trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

         If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Note to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Note on the immediately preceding record date. A Note repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Note being repurchased will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date.

         If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

         Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with the Indenture.

CERTAIN DEFINITIONS

         In addition to the terms defined above, the Indenture contains, among other things, the following definitions:

         "ADDITIONAL ASSETS" means assets used or usable by the Company or any of its Restricted Subsidiaries in the operation of the existing lines of business of the Company and its Restricted Subsidiaries.

         "AFFILIATE" of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least 10% of the voting common stock of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET SALE" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of capital stock of any Subsidiary of such Person, whether by such Person or such Subsidiary) outside the ordinary course of business, whether owned on February 2, 1998, or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) of $2,500,000 or more as to each such transaction or series of related transactions; provided, however, that (i) a transaction or series of related transactions that results in a Change of Control shall not constitute an Asset Sale, (ii) sales, leases, conveyances or other dispositions of real estate related to the homebuilding business of the Company or its Subsidiaries will not constitute Asset Sales, and (iii) transactions between the Company and any Guarantor, or among such Guarantors will not constitute Asset Sales.

         "BANK FACILITY" means, collectively, one or more commitments from one or more banks or other lending institutions to lend funds, together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitments or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (i) extending the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided that such borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder; provided that on the date thereof such Debt would not be prohibited by clause (b) of the definition of Permitted Debt set forth under the "Limitation on Debt" covenant, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

         "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

         "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations, plus the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of the Company plus (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "CONSOLIDATED INTEREST INCURRED" of the Company means, for any period,
(a) the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the Company's mortgage banking operations, plus or minus, without duplication, (b) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (c) the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of the Company plus (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's Board of Directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Subsidiary of the Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

         "CONSOLIDATED NET INCOME" of the Company, for any period, means the net income (loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles; provided that, without duplication, (i) the net income of any Person, other than a Restricted Subsidiary which is consolidated with the Company, in which any Person other than the Company and its Restricted Subsidiaries has an interest shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Company or a Restricted Subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of the Company shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to the Company or a Restricted Subsidiary, (iv) all extraordinary gains and losses (after taxes) that would be included on an income statement for such period shall be excluded and (v) all gains and losses (after taxes) attributable to Asset Sales shall be excluded; provided, that there shall be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in cash during such period.

         "CONSOLIDATED NON-CASH CHARGES" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Company and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with generally accepted accounting principles; provided that Consolidated Non-cash Charges shall exclude (i) any charges that are not included for the purpose of determining Consolidated Net Income, (ii) any charges that are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense and (iii) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

         "CONSOLIDATED TANGIBLE ASSETS" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and less the assets securing the payment of Non-Recourse Debt of the Company and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with generally accepted accounting principles, less: (i) unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

         "CONSOLIDATED TANGIBLE NET WORTH" of the Company means the Company's Net Worth less unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

         "CONSOLIDATED TAX EXPENSE" of the Company means, for any period, the aggregate of the tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles.

         "CONVERTIBLE NOTES" means up to $15,000,000 principal amount of the Company's 7% Convertible Subordinated Notes due March 1, 2003.

         "COVERAGE RATIO" of the Company means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Debt and the EBITDA (x) of the Person becoming a Restricted Subsidiary of the Company or
(y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary of the Company.

         "DEBT" means, as to any Person, without duplication, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (f) Redeemable Stock of such Person and Preferred Stock of any Subsidiary of such Person, (g) all obligations of such Person with respect to Interest Rate Protection Agreements and (h) all Debt of others guaranteed by such Person. The amount of Debt of any Person at any date pursuant to clauses (a)-(d) and (f) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, "Debt" of the Company shall not include the amount reflected on a consolidated balance sheet of the Company with respect to options to acquire real property which was purchased by the Company and sold to a third party within 360 days of such purchase for consideration at least equal to the amount paid by the Company for such property less an amount equal to the value of such option.

         "EBITDA" for the Company, for any period, means, without duplication, the Consolidated Net Income of the Company plus, to the extent deducted in calculating Consolidated Net Income, the sum of (a) Consolidated Tax Expense,
(b) Consolidated Interest Expense and (c) Consolidated Non-cash Charges.

         "EXISTING DEBT" means all of the Debt of the Company and its Restricted Subsidiaries that was outstanding on February 2, 1998.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether by agreement to keepwell or to maintain financial condition or otherwise), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "HOMEBUILDING JOINT VENTURE" means (i) any Unrestricted Subsidiary and
(ii) any person which is not a Guarantor in which the Company or any of its Subsidiaries has an ownership interest and in which no other person has a greater beneficial ownership interest than the beneficial ownership interest of the Company that, in each case, was formed for and is engaged in homebuilding operations.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements; PROVIDED that any arrangement which is entered into by the Company or any of its Restricted Subsidiaries in connection with Debt Incurred by the Company or any of its Restricted Subsidiaries shall constitute Permitted Debt.

         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

         "ISSUE DATE" means the original date of issuance of the Notes.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, assignment (including any assignment of rights to receive payments of money other than in connection with mortgage banking operations in the ordinary course of business), charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) in respect of such asset, any agreement to grant to any Person any such Lien and any sale and leaseback of any asset.

         "MATERIAL SUBSIDIARY" means any Restricted Subsidiary of the Company which accounted for 10 percent or more of the Consolidated Tangible Assets or EBITDA of the Company for the fiscal year ending immediately prior to any Default or Event of Default.

         "MORTGAGE" means a first priority mortgage or first priority deed of trust on improved real property.

         "NET PROCEEDS" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale to the Company or any of its Restricted Subsidiaries, whether or not offset by net operating loss and tax credit carry-forwards, (b) payment of all brokerage commissions and the underwriting fees and, without limitation, all other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

         "NET WORTH" of the Company means, at any date, the aggregate of capital, surplus and retained earnings of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles, adjusted to exclude (to the extent included) investments by the Company and its Subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Restricted Subsidiaries of such Person.

         "NON-RECOURSE DEBT" with respect to any Person means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired with the proceeds of such Debt or such Debt was Incurred within 90 days after the acquisition of such property.

         "PERMITTED INVESTMENTS" of any Person means Investments of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by any one such bank, trust company or savings and loan association will not exceed $100,000,
(iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, (1) any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Indenture, (2) Investments in any Guarantor, (3) Investments in the Notes or Debt PARI PASSU with the Notes, (4) Investments in evidences of Debt, securities or other property received from another Person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Debt, securities or other property of such Person held by the Company or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Restricted Subsidiaries that were created, in accordance with the terms of the Indenture, (5) Investments in Interest Rate Protection Agreements which constitute Permitted Debt, (6) Investments in any Homebuilding Joint Ventures not in excess of $20 million in the aggregate for all Homebuilding Joint Ventures and (7) Investments in an aggregate amount outstanding not greater than $5,000,000.

         "PERMITTED LIENS" with respect to the Company and its Restricted Subsidiaries means (i) (x) until such time as the Company shall have less than an aggregate of $40,000,000 of maximum availability under one or more Bank Facilities described in clause (b) of the "Limitation on Debt" covenant which are secured by any Liens, Liens securing the Company's Bank Facility or Bank Facilities described in clause (b) of the "Limitation on Debt" covenant, and (y) from and after the first time at which the Company shall have less than an aggregate of $40,000,000 of maximum availability under one or more Bank Facilities which are secured by Liens, Liens on assets of the Company or any Restricted Subsidiary of the Company securing Debt which may be incurred pursuant to the "Limitation on Debt" covenant, provided that the aggregate amount of Debt secured by Liens (excluding Nonrecourse Debt of the Company and Restricted Subsidiaries and Debt outstanding under the Warehouse Facility) may not exceed 40 percent of the Company's Consolidated Tangible Assets; (ii) Liens securing a Warehouse Facility; provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; (iii) Liens securing Non-Recourse Debt of the Company or any Restricted Subsidiary of the Company, provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Debt within 90 days of the incurrence of such Non-Recourse Debt; (iv) Liens securing Debt of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets or property of the Company or any Restricted Subsidiary, other than the surviving Person and its Subsidiaries; (v) Liens on assets or property acquired by the Company or a Restricted Subsidiary; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property); (vi) Liens in respect of Interest Rate Protection Agreements which constitute Permitted Debt; (vii) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (viii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, contractors' or other Liens imposed by law and arising in the ordinary course of business; (ix) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (xi) attachment or judgment Liens not giving rise to a Default or Event of Default; (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(xiii) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xiv) Liens securing Refinancing Debt; provided that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured and such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries; (xv) Liens securing Purchase Money Obligations (including capitalized lease obligations);
(xvi) Liens existing on February 2, 1998; (xvii) any contract to sell an asset provided such sale is otherwise permitted under the Indenture; and (xviii) Liens on property or assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries of the Company.

         "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether outstanding on or issued after February 2, 1998, and including, without limitation, all classes and series of preferred or preference stock.

         "PURCHASE MONEY OBLIGATIONS" means Debt of any Person secured by Liens
(i) on property purchased, acquired, or constructed by such Person or its Subsidiaries after February 2, 1998 and used in the ordinary course of business by such Person and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; provided that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

         "REDEEMABLE STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such capital stock to become redeemable in circumstances which would not constitute a Change of Control and (ii) require the Company to pay the redemption price therefor prior to the Change of Control Repurchase Date) or is subject to mandatory redemption or otherwise matures prior to the final stated maturity of the Notes.

         "REFINANCING DEBT" means Debt that refunds, refinances or extends any Notes, Existing Notes, Existing Debt (other than Existing Debt to be repaid with the net proceeds of the offering of the Notes) or other Debt incurred by the Company or its Restricted Subsidiaries permitted under the terms of the Indenture, but only to the extent that (i) the Refinancing Debt is subordinated to the Notes to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) the gross proceeds of such Refinancing Debt are an amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a renewal, extension, substitution, refunding, refinancing, redemption, repurchase or replacement pursuant to the terms of the Debt being renewed, extended, substituted, refunded, refinanced, amended, modified, supplemented, redeemed, repurchased or replaced) and the expenses incurred in connection therewith).

         "RESTRICTED PAYMENTS" means with respect to the Company or any Restricted Subsidiary (i) the declaration or payment of any dividend or other distribution on any shares of such Person's capital stock (except (x) dividends or distributions in additional shares of capital stock of the Company other than Redeemable Stock or (y) the declaration or payment of any dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock, except, in each case, capital stock held by the Company or a Restricted Subsidiary,
(iii) any Investment (other than a Permitted Investment) in any Person, or (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of Debt of the Company or its Subsidiaries which is subordinated in right of payment to the Notes (other than Debt held by the Company or a Restricted Subsidiary).

         "RESTRICTED SUBSIDIARY" means any Subsidiary which is not an Unrestricted Subsidiary.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation or entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof or a successor thereto.

         "UNRESTRICTED SUBSIDIARY" means each of the Subsidiaries of the Company (other than a Guarantor) so designated by a resolution adopted by the Board of Directors of the Company as provided below; provided that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries)
(1) provides any direct or indirect credit support for any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary, and (b) the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Debt (if any) of such redesignated Subsidiary for purposes of the "Limitation on Debt" covenant set forth in the Indenture as of the date of such redesignation,
(ii) any Debt of such Unrestricted Subsidiary could then be Incurred in accordance with the "Limitation on Debt" covenant set forth in the Indenture on the date of such redesignation and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with the "Limitation on Liens" covenant set forth in the Indenture as of the date of such redesignation. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture,
(ii) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Coverage Ratio test contained in the "Limitations on Debt" covenant set forth in the Indenture and (iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

         "WAREHOUSE FACILITY" means a Bank Facility to finance the making of mortgage loans originated by the Company or any of its Subsidiaries.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt or portion thereof, if applicable, at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company of which 100% of the outstanding capital stock is owned by one or more Wholly Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

EVENTS OF DEFAULT

         The following shall constitute Events of Default with respect to the
Notes: (i) failure to pay the principal of any Note when such principal becomes due and payable at maturity, upon acceleration or otherwise; (ii) failure to pay interest on any Note when due, and such failure continues for a 30-day period;
(iii) a default in the observance or performance of any other covenant or agreement of the Company or the Guarantors in the Note, the Guarantee or the Indenture that continues for the period and after the notice specified below;
(iv) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse
Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect; (v) any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or Material Subsidiaries; and (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officer's certificate stating whether or not the signatories know of any default by the Company under the Indenture and the Notes and, if any default exists, describing such default.

         A default under clause (iii) or (v) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the default and the Company does not cure the default within 60 days. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If the holders of 25% in principal amount of Notes then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

         In case an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, the Trustee, by notice to the Company, or the holders of 25% of the principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal of the Notes, plus accrued interest, to be immediately due and payable. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, such amounts shall be due and payable without any declaration or any act on the part of the Trustee or the holders of the Notes. Any declaration of acceleration may be rescinded and past defaults may be waived by the holders of a majority of the principal amount of the Notes then outstanding upon conditions provided in the Indenture. Except to enforce the right to receive payment of principal or interest when due, no holder of a Note may institute any proceeding with respect to the Indenture or for any remedy thereunder unless such holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of 25% of the principal amount of the Notes then outstanding have requested the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against loss, liability and expense to be thereby incurred, the Trustee has failed so to act for 60 days after receipt of the same and during such 60-day period the holders of a majority of the principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with the request. Subject to certain restrictions, the holders of a majority in principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of any holder of a Note or that would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

MERGERS AND CONSOLIDATIONS

         Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under the Notes or such Guarantor's Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor (in the case of a transaction involving, the Company), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to Incur at least $1.00 of additional Debt under such Coverage Ratio test in the "Limitation on Debt" covenant set forth in the Indenture. The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor, that results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above.

DEFEASANCE

         Under the terms of the Indenture and the Notes, the Company, at its option, (a) will be discharged from any and all obligations in respect of the Notes (except in each case for certain obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with the covenants of the Indenture nor be subject to the operation of the cross acceleration provisions described under "Events of Default," in each case, if the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

         To exercise either option above, the Company is required to deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         In the event the Company exercises its options under clause (b) of the second preceding paragraph and the Notes are declared due and payable because of the occurrence of any Event of Default (other than the cross acceleration provisions described under "Events of Default" which will be inapplicable), the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

REPORTS

         As long as any of the Notes are outstanding, the Company will deliver to the Trustee and the Trustee will mail to each Holder within 15 days after the filing of the same with the Commission copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture provides that, notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the Commission and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the Commission as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder. In addition, the Indenture requires that for so long as any of the Notes remain outstanding the Company will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as either the Company has consummated the Exchange Offer or the holders of Notes have disposed of such Notes pursuant to an effective registration statement filed by the Company.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with the "Mergers and Consolidations" section set forth in the Indenture, to provide for uncertificated Notes in addition to certificated Notes, to make any change that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the qualification of the Indenture under the TIA, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company.

         Without the consent of each Holder affected, the Company may not (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note, (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under the "Optional Redemption" section set forth in the Indenture,
(iv) make any Notes payable in money other than that stated in the Note, (v) make any change in certain other provisions set forth in the Indenture, (vi) adversely modify the ranking or priority of the Notes or any Guarantee, (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture, or
(viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

NO PERSONAL LIABILITY OF SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

         The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or in any of the Notes or because of the creation of any Debt represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of the Company, any Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, will waive and release all such liability.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

         The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

The Indenture, the Notes and the Guarantees will be governed by the internal laws of the State of New York.

                          BOOK-ENTRY; DELIVERY AND FORM

         Except as set forth in the next paragraph, the Exchange Notes initially will be issued in the form of one or more fully registered global Exchange Notes (collectively, the "Global Exchange Note"). The Global Exchange Note will be deposited on the Exchange Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Exchange Note Holder").

         Exchange Notes whose holders elect to take physical delivery of their certificates instead of holding their interests through the Global Exchange Note (and which are thus ineligible to trade through DTC) will be issued in registered certificated form ("Certificated Exchange Securities").

         DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

         The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Exchange Note, DTC will credit on its internal system, the principal amount of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of exchanging holders who have accounts with DTC and (ii) ownership of the Exchange Notes evidenced by the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), Participants and Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Note will be limited to such extent.

         So long as DTC, or its nominee, is the registered owner of the Exchange Notes, DTC or such nominee will be considered the sole holder under the Indenture of any Exchange Notes evidenced by the Global Exchange Note. Beneficial owners of Exchange Notes evidenced by the Global Exchange Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Exchange Notes.

         Payments in respect of the principal of, premium, if any and interest on the Global Exchange Note will be made by the Company through the paying agent to DTC or its nominee, as the case may be, as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of Participants or Indirect Participants.

         As long as the Exchange Notes are represented by a Global Exchange Note, DTC's nominee will be the holder of the Exchange Notes and therefore will be the only entity that can exercise a right to repurchase the Notes. See "Description of the Exchange Notes -- Optional Redemption" and "Description of the Exchange Notes -- Certain Covenants." Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global

Exchange Note held through such Participants or Indirect Participants of the exercise of the option to elect repurchase of beneficial interests in Exchange Notes represented by Global Exchange Note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to Participants. In order to ensure that DTC's nominee will timely exercise a right to repurchase with respect to a particular Exchange Note, the beneficial owner of such Exchange Note must instruct the broker or other Participant or Indirect Participant through which it holds an interest in such Exchange Note to notify DTC of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in an Exchange Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. The Company will not be liable for any delay in delivery to the paying agent of notices of the exercise of any option to elect repurchase.

         If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by DTC of the Global Exchange Note, Exchange Notes in such form will be issued to each person that DTC identifies as being the beneficial owner of the related Exchange Notes.

         Neither the Company nor the Trustee will be liable for any delay by DTC in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes.

         SAME-DAY SETTLEMENT AND PAYMENT. The Indenture requires that payments in respect of the Exchange Notes represented by the Global Exchange Note (including principal, premium, if any and interest) be made by wire transfer of immediately available funds to the accounts specified by DTC. With respect to Certificated Exchange Securities, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Exchange Notes represented by the Global Exchange Note are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Exchange Securities will also be settled in immediately available funds.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         For U.S. federal income tax purposes, the exchange of an Old Note for a Exchange Note pursuant to the Exchange Offer should not be treated as a taxable exchange for U.S. federal income tax purposes. In that event, holders who exchange their Old Notes for Exchange Notes would not recognize income, gain or loss for U.S. federal income tax purposes. In addition, a holder's tax basis in the Exchange Notes would be equal to its adjusted basis in the Old Notes, and its holding period would include the period during which it held the Old Notes. Persons considering the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

         The following summary sets forth certain United States federal tax consequences resulting from the purchase, ownership and disposition of a Note, whether an Old Note or a Exchange Note. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Notes, and it is not intended to reflect the individual tax position of any holder. It deals only with Notes held as capital assets. Except as expressly indicated, it is addressed only to initial holders who purchased Old Notes at their issue price (as defined below) and does not deal with holders with a special tax status or special tax situation, such as financial institutions or dealers in securities or currencies, Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Note and one or more other investments, or situations in which the functional currency of the Note holder is not the U.S. dollar. This discussion is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. This discussion does not include any description of the tax laws of any state or local government within the United States, or of any foreign government, that may be applicable to the Notes or holders thereof.

TAXATION OF U.S. HOLDERS

         For purposes of the discussion below, (i) "U.S. Holder" means a beneficial owner of a Note that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or any of certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and (ii) "Non-U.S. Holder" generally means a person other than a U.S. Holder. The "issue price" of the Old Notes is the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of Old Notes was sold for money.

         INTEREST PAYMENTS. Interest on a Note will be includible in a U.S. Holder's gross income as ordinary U.S. source interest income at the time it is accrued or received in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

         SALE, EXCHANGE OR RETIREMENT. A U.S. Holder's tax basis in a Note generally will be the U.S. dollar cost of the Old Note to such U.S. Holder reduced by any principal payments received by the U.S. Holder on the Old Note or the Exchange Note.

         Upon sale, exchange or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the U.S. Holder's tax basis in the Note and the amount realized on such sale, exchange or retirement, except to the extent such amount is attributable to accrued interest. Gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

TAXATION OF  NON-U.S. HOLDERS

         Payments of interest (including original issue discount, if any) and premium, if any, on a Note to a Non-U.S. Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, such person (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote in the Company,(ii) is not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership and (iii) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and provided that the statement described in the next sentence has been provided. Sections 871(h) and881(c) of the Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States person. Under temporary United States Treasury Regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a Note on or before December 31, 1999, the statement may be made by (i) the beneficial owner of a Note certifying on Internal Revenue Service ("IRS") Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address or (ii) any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the holder (and furnishing the withholding agent with a copy thereof). Recently issued final Treasury Regulations (the "Final Regulations"), which apply to interest(including original issue discount) and sale or exchange proceeds paid with respect to a Note after December 31, 1999, also provide that the requirement of Section 871(h) and 881(c) generally will be satisfied if beneficial owners (including partners of certain foreign partnerships), as well as certain foreign partnerships, meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the IRS, or a Non-U.S. Holder holding a Note through its United States branch will be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

         Notwithstanding the foregoing, if interest or other income received with respect to the Note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder (and, in the case of a non-U.S. Holder to whom an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder), such holder, although exempt from the withholding tax described in the preceding paragraph, will be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such holder is a corporation, it may be subject to a branch profits tax at a rate of 30% (or a lower treaty rate) of its effectively connected earnings and profits that are treated as repatriated during the taxable year.

         A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note, unless(i) such holder is an individual who is present in the United States for183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         U.S. HOLDERS. Information reporting and backup withholding may apply to payments of interest on or the proceeds from a sale or other disposition of a
Note in the case of certain non-corporate U.S. Holders. Such U.S. Holders generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalty of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as credit against the U.S. Holder's federal income tax upon furnishing the required information.

         NON-U.S. HOLDERS. Generally, information reporting and backup withholding of federal income tax at a rate of 31% may apply to payments of principal of and interest and premium, if any, on a Note to a Non-U.S. Holder if the payee fails to certify that the beneficial owner is a Non-U.S. Holder. The payment of the proceeds of a disposition of a Note to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding, unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of a disposition by a Non-U.S. Holder of a Note to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a U.S. trade or business, information reporting will apply unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary or unless the owner otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds from such disposition if the broker has actual knowledge that the payee is a U.S. Holder.

         The Final Regulations modify the backup withholding and information reporting requirements in certain respects for payments made after December 31,1999. Holders are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes in exchange for Private Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Private Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received in exchange for Private Notes pursuant to the Exchange Offer by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Notes pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Private Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the Exchange Notes offered hereby will be passed upon on behalf of the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

                                     EXPERTS

         The Consolidated Financial Statements of the Company and the related schedule incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated by reference herein, and are incorporated by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

               ---------------

              TABLE OF CONTENTS

                                            PAGE
                                            ----

Available Information........................iii
Incorporation of Certain Documents by
 Reference...................................iii
Summary........................................1
Risk Factors..................................12
The Exchange Offer............................17

Private Placement.............................23
Use of Proceeds...............................23
Capitalization................................24
Selected Consolidated Financial and
 Operating Data...............................25
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations                                 27
Business......................................33
Management....................................39
Description of the Exchange Notes.............41
Book Entry; Delivery and Form.................60
United States Federal Income Tax
 Considerations...............................62
Plan of Distribution..........................65
Legal Matters.................................65
Experts.......................................65

                                     [LOGO]

                ENGLE HOMES, INC.

                OFFER TO EXCHANGE
            UP TO $150,000,000 OF ITS
 9 1/4% SERIES C SENIOR NOTES DUE 2008 FOR ANY
              AND ALL OUTSTANDING
          9 1/4% SENIOR NOTES DUE 2008
  ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
   AND 9 1/4% SERIES B SENIOR NOTES DUE 2008
   ($50,000,000 PRINCIPAL AMOUNT OUTSTANDING)

   ------------------------------------------
                   PROSPECTUS
   ------------------------------------------

                     , 1998

----------------------------------------------
----------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it is agreeing to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

ITEM 21.  EXHIBITS.

        EXHIBIT            DESCRIPTION
        -------            -----------

          4.1 Indenture, dated June 12, 1998, between the Registrant, the Guarantors named therein and the American Stock Transfer & Trust Company, as trustee.
          4.2           Form of Exchange Note (included in Exhibit 4.1).
          4.3 Registration Rights Agreement, dated as of June 12, 1998, by and among the Registrant, the Guarantors named therein and Jefferies & Company, Inc.
          5.1           Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
                        Quentel, P.A.
         10.1 Registrant's Third Amended and Restated 1991 Stock Option Plan (Compensatory Plan), hereby incorporated by reference to Exhibit A of Registrant's Proxy Statement for its 1998 Annual Meeting.
         10.2 Indemnification Agreement between the Registrant and each of its directors and certain executive officers, hereby incorporated by reference to Exhibit 10.2 of the Company's Registration Statement of Form S-1
                        (File No. 33-58678).
         10.3 Asset Purchase Agreement, dated May 13, 1994, among Engle Homes, Inc., Park Homes West, Inc. and David H. Feinberg, and Amendment No. 1 thereto, dated June 14, 1994, hereby incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, dated
                        June 28, 1994.
         10.4 Registrant's Amended and Restated 1997 Bonus Performance Plan (Compensatory Plan), hereby incorporated by reference to Exhibit B of Registrant's Proxy
                        Statement for its 1998 Annual Meeting.
         10.5 Indenture, dated as of February 2, 1998, relating to the Registrant's 9 1/4% Senior Notes due 2008, hereby incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-2
                        (File No. 333-40741).
         10.6 Credit Agreement, dated as of May 28, 1998, by and among the Registrant, as Borrower, the Banks named therein, SunTrust Bank, South Florida, National Association, a national banking association, as Administrative Agent, and NationsBank, N.A., a national banking association, as Documentation Agent.
         12.1           Statement of Computation of Ratio of Earnings to Fixed
                        Charges.
         23.1           Consent of BDO Seidman, LLP.
         23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (included in Exhibit 5.1)
         24.1           Powers of Attorney (included on signature page).
         25.1           Statement of Eligibility on Form T-1 of Trustee.
         99.1           Form of Letter of Transmittal.
         99.2           Form of Notice of Guaranteed Delivery.
         99.3           Form of Tender Instruction Letters.


         ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                           ENGLE HOMES, INC.

                                           By: /S/ ALEC ENGELSTEIN
                                              ----------------------------------
                                              Alec Engelstein, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /S/ ALEC ENGELSTEIN                         Chairman of the Board, President and      July 14, 1998
----------------------------------------             Chief Executive Officer
         Alec Engelstein                             (Principal Executive Officer)


         /S/ DAVID SHAPIRO                           Vice President - Finance, Chief           July 14, 1998
----------------------------------------             Financial Officer and Director
         David Shapiro                               (Principal Financial Officer)


         /S/ PAUL LEIKERT                            Vice President - Chief Accounting         July 14, 1998
----------------------------------------             Officer
         Paul Leikert                                (Principal Accounting Officer)


         /S/ HARRY ENGELSTEIN                        Executive Vice President, Chief           July 14, 1998
----------------------------------------             Construction Officer and Director
         Harry Engelstein

         /S/ JOHN A. KRAYNICK                        Senior Vice President                     July 14, 1998
----------------------------------------             and Director
         John A. Kraynick


         /S/ HENRY H. FISHKIND                       Director                                  July 14, 1998
----------------------------------------
         Henry H. Fishkind

         /S/ RONALD J. KORN                          Director                                  July 14, 1998
----------------------------------------
         Ronald J. Korn

         /S/ ALAN L. SHULMAN                         Director                                  July 14, 1998
----------------------------------------
         Alan L. Shulman

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.


                                               BANYAN TRAILS, INC.

                                               By: /S/ DAVID SHAPIRO
                                                  ------------------------------
                                                  David Shapiro, Vice President,
                                                  Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /S/ ALEC ENGELSTEIN                          President and Director                    July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Alec Engelstein



         /S/ DAVID SHAPIRO                            Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------              and Director
         David Shapiro                                (Principal Financial Officer and
                                                      Principal Accounting Officer)


        /S/ JOHN A. KRAYNICK                          Vice President                            July 14, 1998
----------------------------------------              and Director
         John A. Kraynick


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                             BILTMORE SOUTH CORP.

                                             By: /S/ DAVID SHAPIRO
                                                --------------------------------
                                                David Shapiro, Vice President,
                                                Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /S/ ALEC ENGELSTEIN                          President and Director                    July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Alec Engelstein



         /S/ DAVID SHAPIRO                            Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------              and Director
         David Shapiro                                (Principal Financial Officer and
                                                      Principal Accounting Officer)


         /S/ HARRY ENGELSTEIN                        Vice President                             July 14, 1998
----------------------------------------             and Director
         Harry Engelstein


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                          ENGLE HOMES/ARIZONA, INC.

                                          By: /S/ DAVID SHAPIRO
                                             -----------------------------------
                                             David Shapiro, Vice President,
                                             Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /S/ MARK UPTON                               President                                July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Mark Upton


        /S/ ALEC ENGELSTEIN                          Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein

        /S/ DAVID SHAPIRO                            Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                       Vice President                             July 14, 1998
----------------------------------------            and Director
         John A. Kraynick


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.


                                   ENGLE HOMES/ARIZONA CONSTRUCTION, INC.

                                   By: /S/ MARK UPTON
                                      -----------------------------------------
                                      Mark Upton, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /S/ MARK UPTON                              President                                 July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Mark Upton


         /S/ KAREN MURRA                             Treasurer and Assistant Secretary         July 14, 1998
----------------------------------------             (Principal Financial Officer and
         Karen Murray                                 Principal Accounting Officer)


         /S/ ALEC ENGELSTEIN                         Director                                  July 14, 1998
----------------------------------------
         Alec Engelstein


         /S/ DAVID SHAPIRO                           Director                                  July 14, 1998
----------------------------------------
         David Shapiro

         /S/ JOHN A. KRAYNICK                        Director                                  July 14, 1998
----------------------------------------
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                          ENGLE HOMES/ATLANTA, INC.

                                          By: /S/ DAVID SHAPIRO
                                              ----------------------------------
                                              David Shapiro, Vice President,
                                              Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                       DATE
                ---------                                       -----                       ----
         /S/ GEOFFREY BRUNNING                  President and Director                    July 14, 1998
----------------------------------------        (Principal Executive Officer)
         Geoffrey Brunning


         /S/ ALEC ENGELSTEIN                    Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein


         /S/ DAVID SHAPIRO                      Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------        and Director
         David Shapiro                          (Principal Financial Officer and
                                                Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                   Vice President                            July 14, 1998
----------------------------------------        and Director
         John A. Kraynick


         /S/ HARRY ENGELSTEIN                   Vice President                            July 14, 1998
----------------------------------------        and Director
         Harry Engelstein

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                        ENGLE HOMES/BROWARD, INC.

                                        By: /S/ DAVID SHAPIRO
                                           -------------------------------------
                                           David Shapiro, Vice President,
                                           Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ HARRY ENGELSTEIN                        President and Director                    July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Harry Engelstein


         /S/ ALEC ENGELSTEIN                         Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                      ENGLE HOMES/COLORADO, INC.

                                      By: /S/ DAVID SHAPIRO
                                         ---------------------------------------
                                         David Shapiro, Vice President,
                                         Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ERIC ECKBERG                             President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Eric Eckberg


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                     ENGLE HOMES/GULF COAST, INC.

                                     By: /S/ DAVID SHAPIRO
                                        ----------------------------------------
                                        David Shapiro, Vice President,
                                        Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ STEVEN BURGARD                          President and Director                    July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Steven Burgard


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                      ENGLE HOMES/JACKSONVILLE, INC.

                                      By: /S/ DAVID SHAPIRO
                                         ---------------------------------------
                                         David Shapiro, Vice President,
                                         Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ALEC ENGELSTEIN                         President and Director                    July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                      ENGLE HOMES/LAKE BERNADETTE, INC.

                                      By: /S/ DAVID SHAPIRO
                                         ---------------------------------------
                                         David Shapiro, Vice President,
                                         Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ALEC ENGELSTEIN                         President and Director                    July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                      ENGLE HOMES/NORTH CAROLINA, INC.

                                      By: /S/ DAVID SHAPIRO
                                         ---------------------------------------
                                         David Shapiro, Vice President,
                                         Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ALEC ENGELSTEIN                         President and Director                    July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                       ENGLE HOMES/ORLANDO, INC.

                                       By: /S/ DAVID SHAPIRO
                                          --------------------------------------
                                          David Shapiro, Vice President,
                                          Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ WILLIAM CARMICHAEL                       President and Director                   July 14, 1998
---------------------------------------               (Principal Executive Officer)
         William Carmichael


         /S/ ALEC ENGELSTEIN                         Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES/PALM BEACH, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ HARRY ENGELSTEIN                        President and Director                    July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Harry Engelstein


         /S/ ALEC ENGELSTEIN                         Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES/PEMBROKE, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ HARRY ENGELSTEIN                        President and Director                    July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Harry Engelstein


         /S/ ALEC ENGELSTEIN                         Vice President and Director               July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES/SOUTHWEST FLORIDA, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ROBERT WOLFE                            President                                 July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Robert Wolfe


         /S/ ALEC ENGELSTEIN                         Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES/TEXAS, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ MICHAEL J. MOORE                        President                                 July 14, 1998
----------------------------------------             (Principal Executive Officer)
         Michael J. Moore


         /S/ ALEC ENGELSTEIN                         Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES/VIRGINIA, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ BRUCE LEINBERGER                         President                                July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Bruce Leinberger


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         GREENLEAF HOMES, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ GEOFFREY BRUNNING                        President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Geoffrey Brunning


         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         PEMBROKE FALLS REALTY, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ALEC ENGELSTEIN                         President and Director                    July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         PREFERRED BUILDERS REALTY, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ PAUL ACKERMAN                            President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Paul Ackerman


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         PREFERRED HOME MORTGAGE COMPANY

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ DAN KLINGER                              President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Dan Klinger


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ST. TROPEZ AT BOCA GOLF, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ ALEC ENGELSTEIN                          President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Alec Engelstein


         /S/ HARRY ENGELSTEIN                        Vice President                            July 14, 1998
----------------------------------------             and Director
         Harry Engelstein


         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         UNIVERSAL LAND TITLE, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ MICHAEL GLASS                            President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Michael Glass


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         UNIVERSAL LAND TITLE OF COLORADO, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ MICHAEL GLASS                            President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Michael Glass


         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 1998.

                                         ENGLE HOMES REALTY, INC.

                                         By: /S/ DAVID SHAPIRO
                                            ------------------------------------
                                            David Shapiro, Vice President,
                                            Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Shapiro his true and lawful attorney-in-fact with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement and any filings made pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                              DATE
                ---------                                       -----                              ----
         /S/ GEOFFREY BRUNNING                        President and Director                   July 14, 1998
----------------------------------------              (Principal Executive Officer)
         Gerffrey Brunning


         /S/ ALEC ENGELSTEIN                          Vice President and Director              July 14, 1998
----------------------------------------
         Alec Engelstein

         /S/ DAVID SHAPIRO                           Vice President, Secretary, Treasurer      July 14, 1998
----------------------------------------             and Director
         David Shapiro                               (Principal Financial Officer and
                                                     Principal Accounting Officer)


         /S/ JOHN A. KRAYNICK                        Vice President                            July 14, 1998
----------------------------------------             and Director
         John A. Kraynick

         /S/ HARRY ENGELSTEIN                        Vice President                            July 14, 1998
----------------------------------------             and Director
         Harry Engelstein


        EXHIBIT            DESCRIPTION
        -------            -----------

          4.1 Indenture, dated June 12, 1998, between the Registrant, the Guarantors named therein and the American Stock Transfer & Trust Company, as trustee.
          4.3 Registration Rights Agreement, dated as of June 12, 1998, by and among the Registrant, the Guarantors named therein and Jefferies & Company, Inc.
          5.1           Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
                        Quentel, P.A.
         10.6 Credit Agreement, dated as of May 28, 1998, by and among the Registrant, as Borrower, the Banks named therein, SunTrust Bank, South Florida, National Association, a national banking association, as Administrative Agent, and NationsBank, N.A., a national banking association, as Documentation Agent.
         12.1           Statement of Computation of Ratio of Earnings to Fixed
                        Charges.
         23.1           Consent of BDO Seidman, LLP.
         25.1           Statement of Eligibility on Form T-1 of Trustee.
         99.1           Form of Letter of Transmittal.
         99.2           Form of Notice of Guaranteed Delivery.
         99.3           Form of Tender Instruction Letters.